                                                                         EXHIBIT


                      AGREEMENT AND PLAN OF REORGANIZATION





                                  BY AND AMONG

                             FREDERICK BREWING CO.,

                          FBC ACQUISITION CORPORATION,

                                       AND

                             WILD GOOSE BREWERY INC.

                            DATED: DECEMBER 15, 1997

                     AGREEMENT AND PLAN OF REORGANIZATION

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----


Article 1.0   Certain Definitions........................................... 1
        1.1   Certain Definitions........................................... 1

Article 2.0   The Merger.................................................... 1
        2.1   The Merger.................................................... 1
              (a) Organization of FAC....................................... 1
              (b) Merger of WGB and FAC..................................... 1
              (c) Effect.................................................... 2
              (d) Articles of Incorporation................................. 2
              (e) Capital Stock............................................. 2
              (f) Directors and Officers.................................... 2
        2.2   Effective Time; Closing....................................... 2
        2.3   Treatment of Capital Stock.................................... 3
        2.4   Registration Rights........................................... 4
        2.5   Stockholder Rights; Stock Transfers........................... 6
        2.6   Dissenting Shares............................................. 6
        2.7   Exchange Procedures........................................... 7
              (a) The Exchange.............................................. 7
              (b) Non-Surrendered Certificates.............................. 7
              (c) No Dividends.............................................. 7
              (d) No Obligation to Issue Shares of Frederick Common Stock... 7
        2.8   Additional Actions............................................ 8
        2.9   Structure of the Transaction.................................. 8

Article 3.0   Representations and Warranties of WGB......................... 8
        3.1   Capitalization; Status and Qualification...................... 8
              (a) Capitalization............................................ 8
              (b) Status and Qualification.................................. 9
        3.2   Authorization; Approval....................................... 9
        3.3   Financial Statements.......................................... 10
        3.4   Undisclosed Liabilities....................................... 10
        3.5   Absence of Changes............................................ 10
        3.6   Title to Assets............................................... 11
              (a) Title..................................................... 11
              (b) Condemnation.............................................. 11
        3.7   Real Property................................................. 11
        3.8   Tangible Personal Property.................................... 12
        3.9   Intellectual Property......................................... 12
        3.10  Litigation; Orders............................................ 13

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
        3.11  Compliance.................................................... 14
              (a) Compliance (Non-Environmental)............................ 14
              (b) Compliance (Environmental)................................ 14
              (c) Definitions............................................... 15
        3.12  Status of Contracts........................................... 17
              (a) Status.................................................... 17
              (b) Scale..................................................... 18
              (c) Normality................................................. 18
              (d) Affiliated Agreements..................................... 18
              (e) Power of Attorney......................................... 19
              (f) Pension Obligation........................................ 19
        3.13  Assets; Inventory............................................. 19
        3.14  Customers and Vendors......................................... 19
        3.15  Taxes   ...................................................... 20
        3.16  Employees; Benefit Plans...................................... 20
              (a) Employees................................................. 20
              (b) Benefit Plans............................................. 21
        3.17  Insurance..................................................... 22
        3.18  Subsidiaries; Competing Interests............................. 22
        3.19  No Pending Transactions....................................... 23
        3.20  Broker's or Finder's Fees..................................... 23
        3.21  Updating of Schedules......................................... 23
        3.22  Ownership of Frederick Common Stock........................... 23
        3.23  Transactions With Affiliates.................................. 23
        3.24  Bank Accounts................................................. 24
        3.25  Correct Information........................................... 24

Article 4.0   Representations and Warranties of Frederick................... 24
        4.1   Structure; Status............................................. 24
              (a) Frederick................................................. 24
              (b) FAC ...................................................... 25
        4.2   Authority; No Conflict........................................ 25
        4.3   Broker's or Finder's Fees..................................... 26
        4.4   Litigation; Orders............................................ 26
        4.5   Authorized Frederick Common Stock............................. 26
        4.6   Accuracy and Completeness of Reports.......................... 26

Article 5.0   Covenants..................................................... 26
        5.1   Covenants of WGB.............................................. 26
        5.2   No Solicitation............................................... 29
        5.3   Stockholder Approval.......................................... 29
        5.4   Access to Information; Confidentiality........................ 30
              (a) Access to Information..................................... 30
              (b) Confidentiality........................................... 30
              (c) Confidentiality........................................... 31

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
        5.5   Consents; Efforts to Consummate............................... 32
        5.6   Public Announcements.......................................... 32
        5.7   Existence..................................................... 32
        5.8   Articles of Merger............................................ 32

Article 6.0   General Matters............................................... 32
        6.1   Survival of Representations and Warranties.................... 32
        6.2   Benefits Plans and Arrangements............................... 32
              (a) Plan Participation........................................ 32
              (b) Employment................................................ 33
              (c) Employment Agreement...................................... 33
              (d) Retention Bonuses......................................... 33
              (e) Attendance at Board Meetings.............................. 33
        6.3   Failure to Fulfill Conditions................................. 34
        6.4   Common Stock Restrictions..................................... 34

Article 7.0   Conditions to the Obligations of Frederick and FAC
              to Consummate................................................. 34
        7.1   Representations and Warranties................................ 35
        7.2   Performance................................................... 35
        7.3   Consents and Approvals........................................ 35
        7.4   Stockholder Approval.......................................... 35
        7.5   Dissenting Shares............................................. 35
        7.6   Financing..................................................... 35
        7.7   WGB Private Placements........................................ 35
        7.8   Delivery of Documents......................................... 35
        7.9   No Litigation................................................. 36
        7.10  No Material Change............................................ 36

Article 8.0   Conditions to Obligations of WGB to Consummate ............... 36
        8.1   Representations and Warranties................................ 36
        8.2   Performance................................................... 36
        8.3   Consents and Approvals........................................ 36
        8.4   Officers' Certificate......................................... 36
        8.5   Payment of Frederick Common Shares............................ 36
        8.6   No Litigation................................................. 36
        8.7   Delivery of Documents......................................... 37

Article 9.0   Termination................................................... 37
        9.1   Termination................................................... 37
        9.2   Procedure and Effect of Termination........................... 37
        9.3   Payment of Expenses and Termination........................... 37

Article 10.0  Miscellaneous................................................. 38
        10.1  Further Assurances............................................ 38

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
        10.2  Notices ...................................................... 38
        10.3  Governing Law................................................. 39
        10.4  Severability.................................................. 39
        10.5  Entire Agreement; Amendment................................... 40
        10.6  Assignment, etc............................................... 40
        10.7  Counterparts.................................................. 40

Signatures    .............................................................. 41

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
Schedules:

       Schedule 3.2............  Third Party Consents
       Schedule 3.4............  Undisclosed Liabilities
       Schedule 3.5............  Absence of Changes
       Schedule 3.6............  Title to Assets
       Schedule 3.7............  Real Property
       Schedule 3.8A...........  Significant Tangible Personal Property
       Schedule 3.8B...........  Leased Personal Property
       Schedule 3.8C...........  Restricted Personal Property
       Schedule 3.9............  Intellectual Property
       Schedule 3.10...........  Litigation
       Schedule 3.11A..........  Non-Compliance
       Schedule 3.11B..........  Non-Compliance - Environmental
       Schedule 3.12...........  Contracts
       Schedule 3.15...........  Taxes
       Schedule 3.16A..........  Employees
       Schedule 3.16B..........  Benefit Plans
       Schedule 3.17...........  Insurance
       Schedule 3.18...........  Subsidiaries; Competing Interests
       Schedule 3.24...........  Bank Accounts
       Schedule 4.4............  Litigation
       Schedule 6.2(d).........  Retention Bonuses

Exhibits:
       Exhibit A...............  Form of Employment Agreement between WGB and James Lutz
       Exhibit B...............  Form of Opinion of Paul S. Blumenthal, Esq.

                      AGREEMENT AND PLAN OF REORGANIZATION


            THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of December 15, 1997 by and among Wild Goose Brewery Inc., Cambridge, Maryland, a Maryland corporation ("WGB"), Frederick Brewing Co., Frederick, Maryland, a Maryland corporation ("Frederick") and FBC Acquisition Corporation, a Maryland corporation in organization ("FAC") to be wholly owned by Frederick as of the Closing Date (as defined in Section 2.2) hereof.

                                  WITNESSETH:

            WHEREAS, WGB is in the business of craft brewing beer as a microbrewery (the "Business"), which operations are conducted out of its facility located at 20 Washington Street, Cambridge, Maryland (the "Premises");

            WHEREAS, the Boards of Directors of WGB and Frederick have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the business combination transactions provided for herein, including the merger of WGB with and into FAC (the "Merger"), subject to the terms and conditions set forth herein; and

            WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

            NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

            ARTICLE 1.0  CERTAIN DEFINITIONS.

                  1.1 Certain Definitions. For purposes of this Agreement, certain terms are defined throughout the Agreement and shall have the meanings given therein.

            ARTICLE 2.0  THE MERGER.

                  2.1   The Merger

                        (a) Organization of FAC. Immediately prior to the Closing Date (as defined in Section 2.2 hereof), Frederick shall have organized, as a wholly owned subsidiary, FAC as a Maryland corporation pursuant to Section 2-101, et. seq. of the Maryland General Corporation Law (the "MGCL").

                        (b) Merger of WGB and FAC. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), WGB

Agreement and Plan of Reorganization
Page 2

shall be merged with and into FAC in accordance with the provisions of Section 3-101 et. seq. of the MGCL. FAC shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Maryland as a wholly owned subsidiary of Frederick. The name of the Surviving Corporation shall be changed to "Wild Goose Brewery Inc." promptly following the Merger. Upon consummation of the Merger, the separate corporate existence of WGB shall terminate.

                        (c) Effect. From and after the Effective Time, the Merger shall have the effects set forth in Section 3-114 of the MGCL.

                        (d) Articles of Incorporation. The Articles of Incorporation and Bylaws of FAC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until altered, amended or repealed in accordance with their terms and applicable law.

                        (e) Capital Stock. The authorized capital stock of the Surviving Corporation shall be as stated in the Articles of Incorporation of FAC immediately prior to the Effective Time.

                        (f) Directors and Officers. Except as set forth herein, the directors and officers of FAC immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each of whom shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

                  2.2 Effective Time; Closing. The Merger shall become effective upon the occurrence of the filing of Articles of Merger with the Department of Assessments and Taxation of the State of Maryland (the "Department") pursuant to the MGCL, unless a later date and time is specified as the effective time in such Articles of Merger (the "Effective Time"). A closing of this Agreement (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., eastern time, on or after the Business Day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Articles 7 and 8 of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at the offices of Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., Washington, D.C. 20005, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to Frederick, FAC and WGB the opinion, certificates and other documents, as applicable, required to be delivered under Articles 7 and 8 hereof. Subject to the fulfillment or waiver at or prior to the Closing of the conditions to its obligations set forth in Articles 7 and 8, at the Closing each of FAC and WGB shall execute and deliver Articles of Merger for filing with the Department. For purposes of this Agreement, a "Business Day" shall be any day that banks in the State of Maryland are open for business.

Agreement and Plan of Reorganization
Page 3


                  2.3 Treatment of Capital Stock. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the holder thereof;

                        (a) each share of the common stock, no par value per share, of FAC (the "FAC Common Stock") issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding and owned beneficially and of record by Frederick;

                        (b) subject to Sections 2.6 and 2.7 hereof, each share of the preferred stock, $.01 par value per share of WGB (the "WGB Preferred Stock") issued and outstanding (not including Dissenting Shares, as defined in
Section 2.6 hereof) immediately prior to the Effective Time shall be converted into and become the right to receive that number of shares (rounded to the nearest whole share) of the common stock, $.00004 par value per share of Frederick (the "Frederick Common Stock") equal to $10.00 divided by the Frederick Market Value. The Frederick Market Value means the average of the Frederick Market Prices for the ten (10) consecutive trading days immediately preceding the Business Day prior to the date of this Agreement. The Frederick Market Price means, as of any date, the last sale price of a share of Frederick Common Stock on the Nasdaq Small Cap Market System (as reported in the Wall Street Journal, or if not reported therein, in another authoritative source);

                        (c) subject to Sections 2.6 and 2.7 hereof, each share of the common stock, $0.1 par value per share of WGB (the "WGB Common Stock") issued and outstanding (not including Dissenting Shares, as defined in
Section 2.6 hereof) immediately prior to the Effective Time shall be converted into and become the right to receive, that number of shares (rounded to the nearest whole share) of Frederick Common Stock equal to (i) the quotient of $2,570,000 (the "WGB Common Purchase Price"), subject to the adjustments set forth below, divided by the number of issued and outstanding shares of WGB Common Stock (not including Dissenting Shares, as defined in Section 2.6 hereof), divided by (ii) the Frederick Market Value. The WGB Common Purchase Price is subject to the following adjustments; (A) the WGB Common Purchase Price will be reduced by the aggregate amount, as of the Closing, of the outstanding principal balances and accrued interest thereon (and penalty amounts, if any) of the Promissory Note from WGB to Signet Bank, dated October 3, 1995, and the Revolving Loan Note, dated October 3, 1995, entered into by and between Signet Bank and WGB, (B) if the gross revenue of WGB, computed in accordance with past practice, for the year ending December 31, 1997 (v) is less than $2.4 million, the WGB Common Purchase Price will be reduced on a dollar for dollar basis for each dollar WGB's gross revenue is less than $2.4 million, or (v) is greater than $2.4 million, the WGB Common Purchase Price will be increased on a dollar for dollar basis for each dollar WGB's gross revenue is greater than $2.4 million, (C) if, as of the Closing, the aggregate of WGB's cash on hand, accounts receivable (60 days or less) and its salable finished goods, usable ingredients and usable packaging materials (each valued at cost) is

Agreement and Plan of Reorganization
Page 4

less than WGB's accounts payable, the WGB Common Purchase Price will be reduced on a dollar for dollar basis for each dollar the aggregate of WGB's cash on hand, accounts receivable (60 days or less) and its salable finished goods, usable ingredients and usable packaging materials (each valued at cost) is less than WGB's accounts payable, (D) to the extent not otherwise specifically disclosed in WGB's accounts payable, the WGB Common Purchase Price will be reduced by the amount, as of the Closing, of (w) WGB's aggregate unpaid rent with respect to its facility located at 20 Washington Street, Cambridge, Maryland, (x) all product at distributors and unsold for 120 days or greater,
(y) accrued but unpaid employee or director compensation, property, payroll, excise, income and other taxes and equipment lease payments, and (z) amounts owed on contracts (whether written or otherwise) to purchase or repair equipment, parts or any other personal property; and (E) the fair value of Dissenting Shares as determined pursuant to the MGCL;

                        (d) Shares of Frederick Common Stock to be issued as part of the WGB Common Purchase Price as computed pursuant to Section 2.3(c) above which equal $250,000 of Frederick Market Value will be retained by Frederick as a holdback (the "Holdback Shares") and will be a further adjustment to the WGB Common Purchase Price as of the Closing, but only for purposes of computing the amount of WGB Common Purchase Price to be paid to WGB stockholders as of the Effective Time and not for purposes of computing the aggregate amount of the WGB Common Purchase Price. The Holdback Shares will be retained by Frederick for a period of at least 270 days from the Closing as an indemnity against any claims, actions, suits, proceedings or investigations which may be made, brought, or threatened to be brought against Frederick or FAC for actions taken or not taken by WGB prior to or as of the Closing, including, but not by way of limitation, credits, allowances and returns demanded by wholesale customers, litigation or environmentally related claims of any nature not fully covered by insurance, the fair value of Dissenting Shares as determined pursuant to the MGCL, and those arising out of or due to the breach by WGB of any of its representations, warranties or covenants contained in this Agreement; and

                        (e) The Frederick Common Stock to be received by the stockholders of WGB will be subject to restrictions on transferability and resale as set forth in Section 6.4 of this Agreement.

                  2.4 Registration Rights. (i) Frederick agrees that within 120 days of the Effective Time it will file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Frederick Common Stock to be issued to the WGB stockholders pursuant to the terms of this Agreement (the "Registration Statement").

                              (ii)  Frederick will pay all reasonable
registration expenses in connection with the Registration Statement, including without limitation, all registration and filing fees, fees with respect to filings required to be made with the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or

Agreement and Plan of Reorganization
Page 5

blue sky laws, printing expenses, and fees and expenses of counsel for Frederick and of all independent public accountants of Frederick (including the expenses of any "comfort" letters or update thereof required by or incident to the foregoing) in connection with such registration except that the following expenses shall not be borne by Frederick:

            (A) the cost of any special audit required by the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder as a result of Frederick's obligation to maintain the Registration Statement current for no more than 15 months, which costs shall be prorated among the holders of the securities included in the Registration Statement according to the number of shares of Frederick Common Stock so covered by the Registration Statement during such extended period; and

            (B) the cost of any legal opinion required by Frederick or its transfer agent to be provided by the selling stockholder in order to establish such selling stockholder's compliance with the provisions of the Securities Act.

                              (iii)  Frederick shall immediately notify
each stockholder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the stockholder will promptly prepare and furnish to the stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. Each stockholder agrees (A) that upon receipt of any notice from Frederick of the happening of any event of the kind described above, such holder will forthwith discontinue such holder's disposition of the shares of Frederick Common Stock pursuant to the Registration Statement until such stockholder's receipt of the copies of the supplemented or amended prospectus contemplated above, and if so directed by Frederick, will deliver to Frederick (at Frederick's expense) all copies then in such stockholder's possession of the prospectus relating to such securities current at the time of receipt of such notice and (B) that it will immediately notify Frederick, at any time when a prospectus relating to the registration of such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such stockholder to Frederick in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

Agreement and Plan of Reorganization
Page 6

                              (iv)  In connection with the registration of the
shares of Frederick Common Stock issued pursuant to this Agreement under the Securities Act, each stockholder shall furnish to Frederick in writing such information and affidavits as Frederick reasonably requests for use in connection with such registration statement and agrees, jointly and severally, to indemnify and hold harmless Frederick, its directors, officers, each underwriter, if any, and each controlling person of Frederick, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which Frederick, its directors, officers, such underwriter or controlling person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in the Registration Statement, any selling document or any amended selling document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse Frederick, its directors, officers, such underwriter and controlling person for any legal or other expense reasonably incurred by such person in connection with investigating of defending any such loss, claim, damage, liability or action; in each case, to the extent, and only to the extent, that each untrue statement or omission (or alleged untrue statement or omission) is made in reliance upon information furnished to Frederick by such stockholder.

                              (v)   Frederick shall maintain the effectiveness
of the Registration Statement for no more than 15 months.

                  2.5 Stockholder Rights; Stock Transfers. At the Effective Time, the holders of the WGB Common Stock and the WGB Preferred Stock shall cease to be and shall have no rights as a stockholder of WGB, other than to receive the consideration provided under this Article 2.0. After the Effective Time, there shall be no transfers on the stock transfer books of WGB or the Surviving Corporation of shares of WGB Common Stock or shares of WGB Preferred Stock.

                  2.6 Dissenting Shares. Each outstanding share of WGB Common Stock and WGB Preferred Stock the holder of which has perfected his right to dissent under the MGCL and has not effectively withdrawn or lost such right as of the Effective Time shall not be converted into or represent a right to receive shares of Frederick Common Stock as provided in Sections 2.3(b) and
(c) hereof, and the holder thereof shall be entitled only to such rights as are granted by the MGCL. WGB shall give Frederick prompt notice upon receipt by WGB of any such written demands for payment of the fair value of such shares of WGB Common Stock or WGB Preferred Stock ("Dissenting Shares") and of withdrawals of such demands and any other instruments provided pursuant to the MGCL (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). If any Dissenting Shareholder shall effectively withdraw or lose (through

Agreement and Plan of Reorganization
Page 7

failure to perfect or otherwise) his right to such payment at any time, such holder's shares of WGB Preferred Stock or WGB Common Stock shall be converted into the right to receive shares of Frederick Common Stock as provided in Sections 2.3(b) and (c) hereof, respectively. Any payments made in respect of Dissenting Shares shall be made by FAC, as the Surviving Corporation of the Merger.

                  2.7   Exchange Procedures.

                        (a) The Exchange. On the Closing Date, Frederick shall, upon the surrender by the WGB stockholders of their certificates or an affidavit of loss together with an indemnity and/or bond satisfactory to Frederick representing 100% of the issued and outstanding shares of WGB Common Stock and WGB Preferred Stock (except for certificates representing Dissenting Shares) (the "WGB Certificates") at the Closing Date, issue to the WGB stockholders the consideration set forth in Sections 2.3(b) or (c), as the case may be.

                        (b) Non-Surrendered Certificates. Each outstanding WGB Certificate which prior to the Effective Time represented WGB Common Stock or WGB Preferred Stock and which is not surrendered to Frederick in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to Frederick be deemed to evidence the right to receive the consideration set forth in Sections 2.3(b) or (c), as the case may be.

                        (c) No Dividends. No holder of a WGB Certificate shall be 35 entitled to receive any dividends in respect of Frederick Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate or an affidavit of loss together with an indemnity and/or bond satisfactory to Frederick representing such shares is surrendered in exchange for a certificate or certificates representing whole shares of Frederick Common Stock. In the event that dividends are declared and paid by Frederick in respect of Frederick Common Stock after the Effective Time but prior to the holder's surrender of WGB Certificates, dividends payable to such holder in respect of whole shares of Frederick Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the WGB Certificates.


                        (d) No Obligation to Issue Shares of Frederick Common Stock. Frederick shall not be obligated to deliver a certificate or certificates representing whole shares of Frederick Common Stock to which the holder of WGB Common Stock or WGB Preferred Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing such shares for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by Frederick.

Agreement and Plan of Reorganization
Page 8


                  2.8 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of WGB acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, WGB and its proper officers and directors shall be deemed hereby to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of WGB or otherwise to take any and all such action.

                  2.9 Structure of the Transaction. Frederick reserves the right to alter the structure of the transactions contemplated by this Agreement prior to the Closing Date for tax or other business reasons, provided, however, that the total consideration to be paid to the stockholders of WGB, or the tax consequences to the stockholders of WGB is not altered, unless such alteration in the consideration or the tax consequences is approved by WGB and the stockholders thereof.

            Article 3.0 Representations and Warranties of WGB. WGB represents and warrants to Frederick as follows:

                 3.1  Capitalization; Status and Qualification.

                        (a) Capitalization The authorized capital stock of WGB consists of fifty thousand (50,000) shares of WGB Common Stock and fifty thousand (50,000) shares of WGB Preferred Stock. As of the date hereof, ten thousand (10,000) shares of WGB Common Stock are issued and outstanding and are owned of record by 29 shareholders and fifty thousand (50,000) shares of WGB Preferred Stock are issued and outstanding and are owned by 27 shareholders. All outstanding shares of WGB Common Stock and WGB Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of WGB Common Stock or WGB Preferred Stock has been issued in violation of any law, regulation or policy of any governmental authority, the WGB Articles of Incorporation, Bylaws, the terms of any agreement to which WGB is a party or is bound or the preemptive rights of any person, firm or entity. There are no Rights authorized, issued or outstanding with respect to the capital stock of WGB. For purposes of this Agreement, "Rights" shall mean any warrants, options, rights, convertible or exchangeable securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or ownership interests.

Agreement and Plan of Reorganization
Page 9

                        (b) Status and Qualification. WGB is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Maryland, has the full power and authority to carry on its business as it is currently being conducted and to own, lease and operate the property and the assets that it now owns, leases and operates and to execute, deliver and perform this Agreement and the transactions contemplated hereby. WGB has qualified as a foreign corporation, is in good standing, has obtained all licenses, permits or other authorizations and has taken all other actions required by or under the laws of all jurisdictions and all governmental regulations where the failure to do so would have a material adverse effect on the business, condition (financial or otherwise), results of operations, assets or prospects of WGB ("Material Adverse Effect"). WGB has heretofore delivered to Frederick true and complete copies of its Articles of Incorporation, Bylaws, and stock transfer books, each as in effect as of the date hereof.

                  3.2 Authorization; Approval. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by WGB have been duly and effectively authorized by all necessary action, corporate or otherwise. This Agreement is a valid, legally binding and enforceable obligation of WGB enforceable in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court. A certified copy of the resolutions of the Board of Directors of WGB has been delivered to Frederick, and such copies are complete and correct and such resolutions are in full force and effect on the date hereof and will be in full force and effect on the Closing Date. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by WGB will not: (i) require notice to or filing with, or approval or consent of any governmental or regulatory body, except as set forth in Schedule 3.2;
(ii) except for the consent of the stockholders of WGB, and except for consents to assignment of the contracts described in Schedule 3.12, require the approval or consent of any other person or entity, except as set forth in Schedule 3.2;
(iii) violate any provision of WGB's Articles of Incorporation or By-Laws; (iv) violate, conflict with or result in a modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any property or assets of WGB, under (a) any statute or law or any judgment, decree, order, award, writ, injunction, regulation or rule of any court, arbitrator or Governmental Authority (as defined in Section 3.10(c)(vii)), or (b) any note, bond, mortgage, indenture, deed of trust, license, lease, instrument, contract, commitment, franchise, permit, understanding, arrangement, agreement or restriction of any kind or character which is not satisfied or extinguished at or prior to the Closing;
(v) violate any statute, law or regulation as such statute, law or regulation relates to WGB or its Business; or (vi) result in the creation of any adverse claim on WGB or any of its property or assets.

Agreement and Plan of Reorganization
Page 10


                  3.3 Financial Statements. WGB has delivered to Frederick true, complete, accurate and correct copies of WGB's balance sheets for the years ended December 31, 1996, 1995 and 1994, and the related statements of income, retained earnings and cash flows as well as the notes thereto and with respect thereto the fiscal 1996, 1995 and 1994 statements have been audited by WGB's independent certified public accountants for the fiscal years then ended (the "Annual Financial Statements"). WGB has delivered to Frederick a true, correct, complete and accurate copy of its balance sheet and related statements of income, retained earnings, and cash flows for the nine months ended September 30, 1997 (the "Interim Financial Statements"). The Annual Financial Statements and Interim Financial Statements are collectively referred to herein as the "Financial Statements." The Financial Statements present fairly the financial condition, results of operations, retained earnings and changes in cash flows of WGB at such dates and for such periods in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods indicated. The statements of income included in the Financial Statements do not contain any items of special or non-recurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein, and such Financial Statements include all adjustments (including all normal recurring accruals for unusual or non-recurring items) considered necessary for a fair presentation, and no adjustments or restatements are or will be necessary in respect of any items of an unusual or non-recurring nature, except as expressly specified herein. Except as described on such Financial Statements there has been no change by WGB in any method of accounting or keeping of its books of account or accounting practices. WGB shall continue to provide to Frederick unaudited balance sheets, statements of income and cash flows within fifteen (15) calendar days after the end of each month prior to the Closing or termination of this Agreement.

                  3.4  Undisclosed Liabilities.  Except as set forth on
Schedule 3.4 or as reflected and disclosed on the Financial Statements, WGB has no indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility of any nature, whether fixed or unfixed, due or to become due, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

                  3.5 Absence of Changes. Except as set forth on Schedule 3.5, since December 31, 1996, there has not been, other than changes in the ordinary course of business that in the aggregate have not been adverse, (i) any material change in the financial position, results of operations, assets, liabilities, net worth, Business or prospects of WGB, or (ii) any other event or condition of any character (whether or not covered by insurance) that has materially adversely affected or will or is likely to so affect the properties, Business or prospects of WGB or the financial position, results of operations, or net worth of WGB. Since December 31, 1996, WGB has conducted its business only in the ordinary course and has not acquired or disposed of any material assets or engaged in any material transaction.

Agreement and Plan of Reorganization
Page 11

                  3.6  Title to Assets.

                        (a) Title. Except as set forth on Schedule 3.6, at the Closing, WGB will own and have good and marketable title to all of its properties and assets, free and clear of restrictions on or conditions to transfer or assignment, mortgages, liens, pledges, charges, options, encumbrances, claims, easements, security interests, covenants, title defects or objections or restrictions of any kind, including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements, and other title or interest retention arrangements or other liens ("Liens"). After the Closing, FAC will own and be the legal, beneficial and registered owner, or have the right to use under a valid lease, all of the assets of WGB, free and clear of any Liens other than Permitted Liens. "Permitted Liens" means (i) liens shown on the balance sheet in the Financial Statements as securing specified liabilities (with respect to which no default exists), (ii) liens for current taxes not yet due, and (iii) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto or impair the operations of WGB, have arisen only in the ordinary course of business and consistent with past practice and do not preclude or materially adversely affect the continued use of the property to which they relate as used in the operation of the Business of WGB as currently conducted.

                        (b) Condemnation. WGB has not received any notice from any Governmental Authority having jurisdiction over the Premises or any other office or locations of WGB (the Premises and such other office or locations being collectively referred to herein as the "Extended Premises") that the Extended Premises are presently the subject of any condemnation, special assessment or similar charge or proceeding, and no such condemnation, special assessment or charge is currently threatened or contemplated.

                  3.7 Real Property. Schedule 3.7 sets forth a list and summary description of (i) all of the real property which is used in the Business of WGB, including without limitation, all land, buildings and other structures and improvements and fixtures located on such land (collectively, the "Real Property"), and a description of each parcel of such land, and (ii) all leases, subleases or other agreements which allow the use or occupancy of the Real Property, or any portion thereof, or which give or grant any rights therein (collectively, the "Real Property Leases"). All of the Real Property Leases, true and correct copies of which (including all amendments or extensions thereto) have been delivered to Frederick, are in effect, and WGB is not in default under or with respect to any provision thereof and WGB has not received or sent any notice of any default under or with respect to any provision thereof, and no other party to any thereof is in default under or with respect to any provision thereof. Other than the landlord's consent to assignment required under the Real Property Leases, there are no approvals or consents of any persons or entities which are required in order to assign any Real Property Leases. The Real Property, or the use thereof, does not violate the material provisions of any applicable Environmental Laws (as defined in Section 3.11(c)(iv), or any trade, criminal, building code,

Agreement and Plan of Reorganization
Page 12

fire, health or safety or other governmental ordinances, orders or regulations and WGB is in material compliance with all applicable laws, regulations, ordinances, orders, rules and restrictions relating to the Real Property. All structures and improvements located on the Real Property are in workable and useable condition and repair (excepting ordinary wear and tear) and are suitable for the uses for which they were intended and are used. The operations conducted on any of the Real Property, whether now or in the past, do not violate the rights of any Person (as defined below) with respect to such property or with respect to any other property. WGB has no knowledge of and has not received any notice in regard to the foregoing and is not aware of any state of facts or situation which, with notice or the passage of time or otherwise, would constitute such a violation.

                  3.8 Tangible Personal Property. Schedule 3.8A lists each item of tangible personal property (other than inventory) owned by WGB having an initial purchase price in excess of $1,000. Schedule 3.8B lists each item of tangible personal property leased by WGB (other than pursuant to individual leases having an annual rental of less than $1,000 or which are terminable by WGB within 90 days of the date hereof without penalty) and each item of personal property having a value of $1,000 or more used by WGB and owned or leased by any individual, partnership, proprietorship, corporation, limited liability company, joint venture, trust, or other similar entity or governmental agency or court (a "Person") providing services to WGB (collectively, the "Tangible Personal Property"). The Tangible Personal Property, together with other tangible personal property owned or used by WGB and owned by Persons providing services to WGB constitutes substantially all of the tangible personal property used in the operation of the Business of WGB and constitutes substantially all tangible personal property necessary to conduct the Business of WGB as presently conducted by it. Except as set forth on
Schedule 3.8C, (i) the Tangible Personal Property owned by WGB and all other personal property, whether tangible or intangible, owned by WGB is free and clear of any and all Liens, and (ii) all the Tangible Personal Property is located at the Real Property and there is no material tangible personal property located at the Real Property which is not owned or leased by WGB. The Tangible Personal Property is in all material respects in good working order, ordinary wear and tear excepted. All the Tangible Personal Property has been maintained in all material respects in accordance with the past practice of WGB and generally accepted industry practice. All leased Tangible Personal Property of WGB is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

                  3.9 Intellectual Property. Schedule 3.9 contains an accurate and complete list of all (i) registered and unregistered: trademarks, service marks, trade names, corporate names, company names, fictitious business names, trade styles, trade dress, logos, and other source or business identifiers (the "Trademarks"); patents; copyrights; proprietary formulas, recipes, technology, Business Know-How (as defined below) and other trade secrets (the "Trade Secrets") used in or necessary to conduct the business of WGB as currently conducted, and all registrations and recordings thereof, all applications for

Agreement and Plan of Reorganization
Page 13

registration pending therefor, all extensions and renewals thereof, all goodwill associated therewith, and all proprietary rights therein, in any jurisdiction in which WGB operates or does business, (ii) licenses, permissions, software and other agreements used in or necessary to the Business of WGB, and (iii) licenses, permissions, software and other agreements relating to technology, Business Know-How or processes used in the Business of WGB, which WGB is licensed or authorized to use by others ((i) - (iii) above collectively referred to herein as the "Intellectual Property"). "Business Know-How" means all books, records, technology, formulas, know-how recorded on paper or other media in the books and records of WGB, quality control records, finished product specifications, packaging supplies specifications, product registrations, records relating to the adoption and use of the Intellectual Property (as defined above), marketing plans, sales records and histories, market research data, promotional advertising and marketing materials, radio, television and Internet commercials, Internet web sites, print advertisements, customer lists, label and shipping carton dies, designs, films, earthwork, photography, mechanical art, color separations, prints, plates, and graphic materials, permits and licenses, and inventory records, used in or necessary to conduct the Business as currently conducted. In regard to the Intellectual Property, and except as set forth on Schedule 3.9, (i) the patents, Trademarks and the copyrights are valid, subsisting and enforceable, and the patents, the Trademarks and the copyrights are duly recorded in the name of WGB, and can be recorded in the name of FAC, (ii) WGB has, and after the Closing FAC will have, the sole and exclusive ownership and right, free from any Liens, to use Intellectual Property and applications therefor and the full right to use the trade names, assumed names, fictitious names, technology, know-how and processes referred to in such lists and all trade secrets used in or necessary to the conduct of the Business of WGB, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth on Schedule 3.9, within the last ten (10) years, no claims have been asserted by any entity or person with respect to the ownership, validity, enforceability or use of or challenging or questioning the validity or effectiveness of any of the Intellectual Property. Furthermore, the use or other exploitation of such Intellectual Property by WGB does not infringe or dilute the rights of any other entity or person; and WGB is not able to identify any entity or person infringing the rights of WGB with respect to such Intellectual Property.

                  3.10 Litigation; Orders. Except as set forth on Schedule 3.10, there are no claims, actions, suits, proceedings, grievances, arbitrations, investigations or inquiries pending or, to the best knowledge of WGB, threatened, at law or in equity, before or by any federal, state, local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against WGB which: (i) restrain or prohibit or which may restrain or prohibit, or otherwise affect, the consummation of the transactions contemplated hereby; (ii) affect or which may affect WGB with respect to the Merger; or (iii) affect or might affect the Business, operations, condition (financial or otherwise), liabilities, assets, earnings or prospects of WGB, nor is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. Neither WGB nor any of its property or assets is subject to any judgment, arbitration award, order or decree. There

Agreement and Plan of Reorganization
Page 14

are no petitions pending by, against or on behalf of WGB under any applicable bankruptcy or insolvency laws.

                  3.11  Compliance.

                         (a)  Compliance (Non-Environmental).  Except as set
forth in Schedule 3.11A., WGB and its respective officers, directors and employees have all material licenses, permits, approvals and other authorizations and have made all material filings and registrations that are necessary in order to enable WGB to conduct its Business as it is now being conducted. WGB and its respective officers, directors and employees have materially complied and are in material compliance with all laws, regulations and ordinances that are applicable to WGB's Business as now being conducted or are applicable to any of its assets or properties, including, without limitation, all laws, regulations and ordinances relating to or regulating the safe and proper conduct of business, consumer protection, trade practices, franchises, licensing requirements, wage and hour, antitrust, taxes, currency exchange, equal opportunity, public accommodation and services, sanitation, fire, zoning, building, labor, occupational health and safety, pension, securities, trademark or copyright. WGB has not received notification in the last five (5) years of any asserted present or past failure to so comply; and there are no actions threatened or likely to be commenced against WGB alleging any material violation of or non-compliance with any of such laws, regulations or ordinances. Attached as Schedule 3.11A. are all reports relating to the Business or the Premises received within the last three (3) years by WGB from any Governmental Authority or from any consultants regarding compliance with the regulations of the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission or the U.S. Department of Labor or any equivalent state agency. The terms and conditions and circumstances of the employment of employees of WGB, including former and inactive employees, comply, and at all times have complied, to the extent material, with applicable laws and regulations (including any federal, state or local laws relating to taxation, employee benefits, wage-hour, health and safety, nondiscrimination and labor relations).

                        (b) Compliance (Environmental). Except as set forth in Schedule 3.11B. (the "Scheduled Conditions"):

                              (i) WGB and the Extended Premises comply in all
material respects with any applicable Environmental Law;

                              (ii) WGB has obtained all Governmental Approvals
required for the operation of WGB and the Extended Premises under any applicable Environmental Law;

                              (iii) WGB has not, and has no knowledge of any
other person who has, caused any Release, threatened Release, or disposal of any Hazardous Substance at the Extended Premises in any material quantity; the Extended Premises are

Agreement and Plan of Reorganization
Page 15

not adversely affected by any Release, threatened Release, or disposal of a Hazardous Substance originating or emanating from any other property;

                              (iv) the Extended Premises do not contain and
have not contained any: (A) underground storage tank, (B) material amounts of asbestos-containing building material, (C) landfills or dumps, (D) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (E) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

                              (v) WGB has used no material quantity of any
Hazardous Substance and has conducted no Hazardous Substance Activity on the Extended Premises;

                              (vi) WGB has no material liability for
remediation, response or corrective action, natural resource damage, or other harm pursuant to CERCLA, RCRA, or any comparable state law; WGB is not subject to, has no notice or knowledge of, and is not required to give any notice of any Environmental Claim involving WGB or the Extended Premises; there are no conditions or occurrences at the Extended Premises which could form the basis for an Environmental Claim against WGB or the Extended Premises;

                              (vii) the Extended Premises are not subject to
any, and WGB has no knowledge of any imminent, restriction on the ownership, occupancy, use, or transferability of the Extended Premises in connection with any (A) Environmental Law or (B) Release, threatened Release, or (C) disposal of a Hazardous Substance;

                              (viii) there are no conditions or circumstances
at the Extended Premises which pose a risk to the environment or to the health and/or safety to or of persons; and

                              (ix) WGB has provided or otherwise made available
to Frederick any Environmental Record concerning WGB and Extended Premises which WGB possesses or could reasonably be obtained by WGB.

                        (c) Definitions. For purposes of this Agreement, the following terms as used herein shall have the following meanings:

                              (i) "CERCLA" shall mean the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., and any future amendments.

Agreement and Plan of Reorganization
Page 16

                              (ii) "Damages" shall mean all damages, and
includes, without limitation, punitive damages, liabilities, costs, losses, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action costs, compliance costs, investigation expenses, arbitration expenses, consultant fees, attorneys' and paralegals' fees, and litigation expenses.

                              (iii) "Environmental Claim" shall mean any
investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim in connection with the Extended Premises (whether administrative, judicial, or private in nature) arising (A) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (B) in connection with any Hazardous Substance or actual or alleged Hazardous Substance Activity, (C) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law or other order of a Governmental Authority or (D) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                              (iv) "Environmental Law" shall mean any past or
current Legal Requirement pertaining to (A) the protection of health, safety, and the indoor or outdoor environment, (B) the conservation, management, or use of natural resources and wildlife, (C) the protection or use of surface water and groundwater, (D) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substance or (E) pollution (including any Release to air, land, surface water, and groundwater), and includes, without limitation, CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to- Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., and any similar state law, including but not limited to the Waste Reduction Policy Act of 1991 (Health and Safety Code 361.501-361.510); the Hazardous Substances Spill Prevention and Control Act (Water Code 26.264); the Clean Air Act Amendments of 1990 (Health and Safety Code chap. 382); the Water Quality Act (Water Code 26.019); and the Hazard Communication Act (Health and Safety Code 502.002) and any similar, implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                              (v) "Environmental Record" shall mean any
document, correspondence, pleading, report, assessment, analytical result, Governmental Approval, or

Agreement and Plan of Reorganization
Page 17

other record concerning a Hazardous Substance, compliance with an Environmental Law, and Environmental Claim, or other environmental subject.

                              (vi) "Governmental Approval" shall mean any
permit, license, variance, certificate, consent, letter, clearance, closure, covenant not to sue, release, no further action letter, exemption, decision, action or approval or non-disapproval of a Governmental Authority.

                              (vii) "Governmental Authority" shall mean any
federal, state, regional, county, or local person or body having governmental or quasi-governmental authority or a sub-division thereof.

                              (viii) "Hazardous Substance" shall mean any
substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is classified or regulated as hazardous or toxic under any Environmental Law, and includes, without limitation, asbestos, polychlorinated biphenyls, and petroleum (including crude oil or any fraction thereof).

                              (ix) "Hazardous Substance Activity" shall mean
any activity, event, or occurrence involving a Hazardous Substance, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Substance.

                              (x) "Legal Requirement" shall mean any treaty,
convention, statute, law, regulation, ordinance, Governmental Approval, injunction, judgment, order, consent decree, or other requirement of any Governmental Authority.

                              (xi) "RCRA" shall mean the Solid Waste Disposal
Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., and any future amendments.

                              (xii) "Release" shall mean any releasing,
spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, of any Hazardous Substance, including, without limitation, the abandonment or discharge of such Hazardous Substances in or from barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Substance.

                  3.12  Status of Contracts.

                        (a) Status. Except as listed on Schedule 3.12 and except for purchase orders made in the ordinary course of business entered into subsequent to October

Agreement and Plan of Reorganization
Page 18

31, 1997 which are individually or in the aggregate to any one vendor or distributor not in excess of $10,000, WGB is not party to and is not bound by any contract which is not terminable by WGB upon thirty (30) days written notice without penalty, whether or not in the ordinary course of business, and including, without limiting the generality of the foregoing, bank loans, leases, mortgages, union contracts, employment agreements, pension, retirement or welfare agreements (whether oral or written, formal or informal or employee benefit plans within the meaning of the Employee Retirement and Income Security Act of 1975, as amended ("ERISA"), agreements for the sale or distribution of its services or products, vendor contracts, supply contracts, license agreements, service agreements and other agreements or instruments. Except as set forth on Schedule 3.12, there have been and are no material defaults under any contract to which WGB is a party, nor has any event occurred which, after the giving of notice or, with the passage of time, or both, would constitute a material default under any such contract. All such contracts are valid and binding and in full force and effect; WGB has complied with the provisions of its contracts in all material respects; and no notice of a claimed breach has been received by WGB. Assuming that WGB obtains the consents described in
Schedule 3.2, the Merger and the consummation by WGB of the transactions herein contemplated will not conflict with, or result in a breach, violation, termination or modification of, any of the terms of any contract, agreement or other instrument to which WGB is a party or by which WGB or any of its properties is or may be bound, or constitute a default thereunder which would prevent or interfere with the Merger or the consummation of the transactions herein contemplated.

                        (b) Scale. Except as set forth in Schedule 3.12, WGB is not party to or bound by any contract which is material to its Business, operations, financial condition or prospects or which involves, or is reasonably likely to involve, the expenditure or receipt by WGB after December 31, 1996 of more than $5,000. The legal enforceability after the Closing by WGB of its contracts will not be affected in any material respect by the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                        (c) Normality. No purchase commitment of WGB, or by which WGB is bound, is materially in excess of the normal, ordinary and usual requirements of the Business or is at an excessive price.

                        (d)  Affiliated Agreements. Except as set forth in
Schedule 3.12, WGB is not a party to or bound by (i) any contract with a stockholder or former shareholders of WGB or any Person known to WGB to be an Affiliate or Associate of a stockholder or former shareholder of WGB, (ii) any contract with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by WGB at will without liability, penalty or premium, (iii) any contract providing for the payment of any bonus or commission based on sales or earnings, (iv) any contract that contains any severance or termination or change in control pay liability or obligation, (v) any contract for the purchase or sale of any security (other than this

Agreement and Plan of Reorganization
Page 19

Agreement), (vi) any contract for the borrowing of money (or guarantee of indebtedness), (vii) any contract for leasing personal property which requires annual payments in excess of $5,000 or the term of any of which exceeds one (1) year, (viii) any contract relating to express product or service warranties,
(ix) any contract containing a covenant not to compete by WGB, (x) any contract granting a Lien, security interest or other material encumbrance on any property or assets of WGB or on its assets, (xi) any contract providing for exclusive purchases by or from WGB or containing a requirement purchase obligation, (xii) any contract providing for administration, service, utilization review, adjustment, claims management or similar functions relating to insurance, litigation or Plans of WGB, or (xiii) any contract for the sale of any of the assets, property or rights of WGB outside of the ordinary course of business, except as contemplated by this Agreement.

                        (e) Power of Attorney. WGB has not given any power of attorney (whether revocable or irrevocable) to any Person that is or may hereafter be in force for any purpose whatsoever.

                        (f) Pension Obligation. WGB is not paying, nor has it any obligation to pay, any pension, deferred compensation or retirement allowance to any Person.

      True, complete and correct copies of each of the contracts set forth in
Schedule 3.12 or expressly referred to in the notes to the Financial Statements have heretofore been provided to Frederick by WGB.

                  3.13 Assets; Inventory. All of the properties and assets used in the Business, except for such assets which are immaterial to the business of WGB, are workable and useable in the ordinary course of business and are suitable for the uses for which they were intended and are used. The inventory of WGB has been acquired in the ordinary course of business and has been and will be reflected on the books of WGB in accordance with the GAAP, consistently applied. The inventory consists of items of a quality and quantity useable and saleable at normal prices without discount in the normal course of business. The level of the inventory as of the Closing Date is reasonable in light of WGB's business prospects. WGB knows of no material adverse condition affecting WGB's ability to manufacture or obtain inventory in the future in the quality and quantity as now being manufactured or obtained.

                  3.14 Customers and Vendors. WGB has received no notice that, and WGB has no knowledge or reason to believe that, any vendor or any customer of WGB does not plan to continue to do business with FAC, or plans to reduce its sales to or volume of orders from FAC or will not do business on substantially the same terms and conditions with FAC subsequent to the Closing Date as such vendor or customer did with WGB before the Closing Date. WGB will not take any action to influence its customers or vendors to change or reduce their volume of business activity with FAC after the Closing Date.

Agreement and Plan of Reorganization
Page 20


                  3.15 Taxes. Except for Taxes which are being contested in good faith by appropriate proceedings and are listed on Schedule 3.15 and except for Taxes which are accrued on the balance sheets which are part of the Financial Statements and are listed on Schedule 3.15 and except as otherwise listed on Schedule 3.15, WGB has paid all Taxes required to be paid by it through the date hereof. Except as set forth on Schedule 3.15, WGB has timely filed all returns, reports and other documents and furnished all information required or requested by any federal, state or local governmental agency with respect to its Business or properties (except for tax returns not yet due), and all such returns, reports and other documents and all such information are true, correct and complete. No audit of any of the foregoing is in progress, and no extension of time with respect to the date of filing of any of the foregoing is in force, other than as set forth on Schedule 3.15. No waiver or agreement by WGB is in force for the extension of time for the assessment or payment of any of the Taxes. All deficiencies or other additions to any of the Taxes, including any assessments, interest or penalties thereon, accrued for, applicable to or arising from any period ending on or prior to the date of this Agreement have been timely paid when due prior to the date hereof or have been accrued on the balance sheets which are part of the Financial Statements. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, value added, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States, the State of Maryland, any other state, or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

                  3.16  Employees; Benefit Plans.

                        (a) Employees. Listed on Schedule 3.16A are the names of all officers, directors and employees of WGB together with their respective wage rates and rates of total compensation and a designation of whether such individual is covered by a collective bargaining agreement. WGB has paid in full to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation due for all services performed by them and has paid in full its contractual obligations due under any union contract.
Schedule 3.16A sets forth a summary of all grievances, claims, actions, suits, proceedings, arbitrations, investigations or inquiries instituted or threatened within the past five (5) years or currently pending by or against WGB. WGB is not liable for any severance pay or other payments on account of termination of former employees, nor will any severance payments or other payments (including unemployment compensation, "golden parachute" or otherwise) become payable as a consequence of the transactions contemplated herein. WGB has complied with all applicable federal and state laws relating to the employment of labor, including the provisions thereof relating to wages, hours, collective bargaining, discrimination and civil rights and the withholding and payment of social security

Agreement and Plan of Reorganization
Page 21

and similar taxes and is not liable for any arrears, wages or any such taxes or penalties for failure to comply with any of the foregoing. There is no labor strike, dispute, slowdown, stoppage or lockout pending or threatened against or affecting WGB. No representation question exists respecting the employees or any strike, work stoppage or other labor difficulty. There are no unfair labor practice charges, complaints or proceedings pending or threatened against or involving WGB; there are no claims, complaints or proceedings involving breach of contract, tortious interference with contract rights, violation of any State's unfair competition or unfair trade practice or trade secret statute; there is no organizing activity involving WGB pending or threatened by a labor union or group of employees; there are no representation proceedings pending with the National Labor Relations Board and no labor organization or group of employees has made a pending demand for recognition. Except as set forth in
Schedule 3.16A, WGB has had no layoffs or recalls during the past ten (10) years. Schedule 3.16A sets forth the name of each employee and his or her accrued vacation or leave payments due.

                        (b) Benefit Plans. As of the Closing Date: (i) all "employee benefit plans," as defined in Section 3(3) of ERISA including any "multi-employer plan," as defined in Section 4001(a)(3) of ERISA ("Multi-employer Plan,") or any other employee benefit arrangements or payroll practices (whether or not qualified for Federal income tax purposes, whether or not funded, whether formal or informal, whether for the benefit of a single individual or more than one individual and whether for the benefit of current or former employees or their beneficiaries), including, without limitation, severance, pension, retirement, profit sharing, deferred compensation, stock purchase, stock option, restricted stock, stock appreciation rights, incentive, bonus or other similar plans, hospitalization, medical, vision, dental or other health plans, sick leave, vacation pay, salary continuation for disability, consulting or other compensation arrangements (the "Plans") maintained, or contributed to, by WGB or any trade or business (whether or not incorporated) which is under common control with WGB, or is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended ("Code") ("ERISA Affiliate") are set forth on Schedule 3.16B; (ii) each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code, including the filing of reports thereunder, and with respect to each Plan all required contributions and benefits have been paid when due in accordance with the provisions of each such Plan and the applicable provisions of ERISA; (iii) each of the Plans, including Multi-employer Plans, is subject to Title IV of ERISA and no Plan has been terminated with any outstanding liability; and (iv) neither WGB nor any ERISA Affiliate has incurred or reasonably expects to incur any partial or complete withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multi-employer Plan. With respect to all Plans which are pension plans, as defined in Section 3(2) of ERISA, other than plans intended to be taxed-qualified under Section 401(a) of the Code, as of the Closing Date, the present value of the liabilities for participants thereunder using Pension Benefit Guaranty Corporation interest assumptions does not exceed, as of the

Agreement and Plan of Reorganization
Page 22

Closing Date, the assets of the Plans. Except as set forth on Schedule 3.16B, as of the Closing Date, no Plan which is a "welfare plan," as defined in
Section 3(1) of ERISA, provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment (except as may be required by Section 490B of the Code and at the sole expense of the participant or the beneficiary of the participant). With respect to all Plans which are welfare plans, as defined in
Section 3(1) of ERISA, providing retiree benefits, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $0. WGB and each ERISA Affiliate have complied with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will result in the acceleration of the time of payment or vesting of Plan benefits as set forth on
Schedule 3.16B. Schedule 3.16B also sets forth the administrative costs due and paid for WGB's 401(k) plan as of the Closing Date.

                  3.17 Insurance. Schedule 3.17 sets forth all policies or binders of fire, liability, worker's compensation, vehicular, disability, employee liability, business interruption, product liability, health, or other insurance (including medical self-insurance) held by WGB relating to, on behalf of or covering the Business of WGB (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $5,000). Such policies and binders are in full force and effect. WGB is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on Schedule 3.17, there are no outstanding unpaid claims under any such policy or binder. WGB has not received a notice of cancellation or non-renewal of any such policy or binder. WGB has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance. Schedule 3.17 also sets forth WGB's loss experience for the last three (3) years relating to product liability, worker's compensation and property damage and health and medical coverage. Schedule 3.17 sets forth any medical insurance, hospitalization or long-term disability "run-out" as of the Closing Date.

                  3.18 Subsidiaries; Competing Interests. Except as set forth in Schedule 3.18, WGB does not directly or indirectly, own any capital stock or other equity securities of any corporation, limited liability company, partnership, association, trust, joint venture or other entity or business or have any direct or indirect equity, partnership or other ownership interest in any business except for stock of companies publicly traded on the New York or American Stock Exchange or the Nasdaq Stock Market, not to exceed 5% of the total outstanding shares of such companies. WGB does not have any interest, directly or indirectly, in any corporation, partnership, association, proprietorship, or any other entity or business which is engaged in a similar business, or is a competitor of, or a vendor to or customer of, WGB.

Agreement and Plan of Reorganization
Page 23


                  3.19 No Pending Transactions. Except for the transactions contemplated by this Agreement, WGB is not a party to or bound by or the subject of any agreement, undertaking or commitment to: (i) merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation or Person which would in any way affect the Business of WGB; or, (ii) sell, lease or exchange all or substantially all of WGB's property and assets to any other corporation or Person or enter into any other transaction which would in any way affect the Business of WGB or the Merger or the transactions contemplated hereby.

                  3.20 Broker's or Finder's Fees. Neither WGB nor any of its directors, officers, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any commission, broker's or finder's fees to any such persons in connection with the transactions contemplated hereby.

                  3.21 Updating of Schedules. WGB shall notify Frederick of any changes, additions or events which may cause any change in or addition to any Schedules delivered by it under this Agreement, promptly after the occurrence of same and no later than the Closing Date by delivery of updates of all Schedules, including future quarterly and annual Financial Statements. No notification made pursuant to this Section 3.21 shall be deemed to cure any breach of any representation or warranty made in this Agreement or any Schedule unless Frederick shall specifically agree thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by Frederick of any condition set forth in this Agreement unless specifically waived in writing by Frederick.

                  3.22 Ownership of Frederick Common Stock. As of the date hereof, neither WGB nor any officer, director or 5% or greater stockholder of WGB, (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Frederick Common Stock.

                  3.23 Transactions With Affiliates. Other than this Agreement, WGB is not bound by or a party to any contract with, does business with or has any obligations or liabilities to any stockholder or any Affiliate or Associate of any stockholder. As used in this Agreement, an "Affiliate" of, or a Person "Affiliated" with, a specified person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. Moreover, as used in this Agreement, the term "Associate" used to indicate a relationship with any Person, means: (a) any corporation or organization (other than WGB) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such

Agreement and Plan of Reorganization
Page 24

spouse, who has the same home as such Person or who is a director or officer of the corporation or organization or any of its parents or subsidiaries.

                  3.24 Bank Accounts. Schedule 3.24 sets forth the names and locations of all banks or other financial institutions in which WGB has an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto. At the Closing, WGB will deliver to Frederick copies of all records, including all signature or authorization cards pertaining to such bank accounts and safe deposit boxes and will assign such authorization to FAC or Frederick and provide evidence satisfactory to Frederick that such assignment will be effective immediately subsequent to the Closing and, at such time, no Person determined by FAC or Frederick to be unauthorized shall have the authority to access such accounts or safe deposit boxes or draw on such accounts.

                  3.25 Correct Information. All representations, warranties, covenants, schedules, exhibits, documents, certificates, reports or statements furnished or to be furnished to Frederick by or on behalf of WGB in connection with this Agreement or the transactions contemplated hereby are true, complete and accurate in all material respects. Without limiting the specificity of such representations or warranties made in this Agreement or information furnished pursuant hereto to Frederick, neither WGB has not failed to disclose to Frederick any facts material to the Business, operations, condition (financial or otherwise), liabilities, assets, earnings, working capital or prospects of WGB.

           ARTICLE 4.0  REPRESENTATIONS AND WARRANTIES OF FREDERICK.

                  Frederick hereby represents and warrants to WGB as follows:

                  4.1  Structure; Status.

                        (a) Frederick.

                              (i)  The authorized capital stock of Frederick
consists of 9,000,000 shares of Frederick Common Stock and 1,000,000 shares of Frederick preferred stock, $.01 value par share ("Frederick Preferred Stock"). As of November 30, 1997, there were 4,428,286 shares of Frederick Common Stock issued and outstanding, and there were 2,950 shares of Frederick Preferred Stock issued and outstanding, which are convertible into 1,872,540 shares of Frederick Common Stock. All outstanding shares of Frederick Common Stock and Frederick Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Frederick Common Stock or Frederick Preferred Stock has been issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of Frederick, except for shares of Frederick Common Stock issuable (A) pursuant to the Frederick 1995 Stock Option Plan and the Frederick Non-Employee Directors Stock Option Plan, (B) pursuant to the exercise of

Agreement and Plan of Reorganization
Page 25

outstanding warrants, (C) upon conversion of the Frederick Preferred Stock and
(D) by virtue of this Agreement.

                              (ii) Frederick is a corporation duly organized,
validly existing and in good standing under the laws of the State of Maryland, has full power and authority to carry on its businesses as it is now conducted and to own, lease and operate the property and assets that it now owns, leases and operates and to execute and deliver this Agreement and to perform the transactions contemplated hereby.

                        (b) FAC.

                              (i) At the Closing Date, the authorized capital
stock of FAC will consist of one thousand (1,000) shares of FAC common stock, no par value per share ("FAC Common Stock"), all of which shares will be issued and outstanding and owned beneficially and of record by Frederick. At the Closing Date, all outstanding shares of FAC Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable, and none of the outstanding shares of FAC Common Stock will have been issued in violation of the preemptive rights of any person, firm or entity. As of the Closing Date, there will be no Rights authorized, issued or outstanding with respect to the capital stock of FAC.

                              (ii) FAC will, at the Closing Date, be a
corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, will have the full power and authority to execute and deliver this Agreement and to enter into the Merger and perform the transactions contemplated hereby.

                  4.2 Authority; No Conflict. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Frederick and FAC will, on the Closing Date, have been duly and effectively authorized by all necessary corporate action of Frederick and FAC and this Agreement will, on the Closing Date, be a valid and legally binding obligation of Frederick and FAC enforceable in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court. A certified copy of the resolutions of the Boards of Directors of Frederick and FAC will be delivered to WGB, and such copies will be complete and correct and such resolutions will be in full force and effect on the date of such delivery. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Frederick and FAC will not: (i) require the approval or consent of any governmental or regulatory body, except for compliance with applicable federal and state ("blue sky") securities laws in connection with the issuance of the New Frederick Shares pursuant to this Agreement and the filing of Articles of Merger with the Department pursuant to Section 3-107 of the MGCL; (ii) require the approval or consent of any other person or entity except for (a) the

Agreement and Plan of Reorganization
Page 26

approval of the Merger by Frederick as the sole stockholder of FAC, (b) the possible approval of Frederick's stockholders, and (c) the approval of Signet Bank; (iii) violate any provision of Frederick's or FAC's Articles of Incorporation or Bylaws; or (iv) violate any statute, law or regulation as such statute, law or regulation relates to Frederick or FAC.

                  4.3 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Frederick or FAC is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated herein.

                  4.4 Litigation; Orders. Except as set forth on Schedule 4.4, there are no claims, actions, suits, or proceedings, grievances, arbitrations, investigations or inquiries pending or, to the best knowledge of Frederick, threatened, at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against Frederick which restrains or prohibits or which may restrain or prohibit or otherwise affect, the consummation of the transactions contemplated hereby.

                  4.5 Authorized Frederick Common Stock. Frederick has sufficient authorized shares of Frederick Common Stock in order to issue the required amount of new shares of Frederick Common Stock to WGB's stockholders at the Closing. The Frederick Common Stock to be issued to WGB's stockholders pursuant to Sections 2.3(b) and (c) hereof shall, on the Closing Date, be duly authorized, and, upon their issuance, validly issued, fully paid and non-assessable and free and clear of all Liens. As of the date hereof and the Closing Date, the Frederick Common Stock is and will be qualified and listed on the Nasdaq Small Cap Market System and Frederick knows of no restriction on the ability of the Frederick Common Stock to trade thereon, except for the restrictions set forth herein and those resulting from applicable law, regulation and the rules of the Nasdaq.

                  4.6 Accuracy and Completeness of Reports. Frederick has delivered a true, correct and complete copy of the annual report submitted to its shareholders for its fiscal year ended December 31, 1996 (the "Annual Report"), the Proxy Statement for the 1997 Annual Meeting of June 5, 1997 ("Proxy Statement") and the Form 10-Q for the quarter ended September 30, 1997 ("Form 10-Q"). The Annual Report, Proxy Statement and Form 10-Q do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

            ARTICLE 5.0  COVENANTS.

                  5.1 Covenants of WGB. During the period from the date of this Agreement to the Closing Date, WGB will conduct its operations according to its ordinary and usual course of business consistent with past practice, will use its best efforts to preserve

Agreement and Plan of Reorganization
Page 27

intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, licensees, vendors, employees, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, prior to the Closing Date, WGB will not, without the prior written consent of Frederick:

                        (a) pay any dividends or other distributions (cash or otherwise) on or redeem or repurchase or otherwise acquire its capital stock, subdivide or reclassify its shares of capital stock, pay any bonus, increase the wages or salaries of its employees, increase the fees to its directors, increase compensation to any consultants or other professionals, commit itself to any new or renewed collective bargaining agreement or to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other compensation or benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any person, to amend or make any payment or contribution (other than in the ordinary course of business and consistent with past practice) with respect to any of such plans or any of such agreements in existence on the date hereof except as may be required to comply with applicable law, notice of which shall be provided to Frederick;

                        (b) except in the ordinary course of business or as otherwise contemplated hereby purchase, dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any of its properties or assets or make any capital expenditure in excess of $1,000;

                        (c) enter into any agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practice and not in excess of current requirements, or otherwise make any material change in the conduct of the business or operations of WGB, provided, however, that WGB shall not enter into any agreements, commitments or contracts regarding production, shipment of product, ordering of ingredients and packaging materials and point of sale and marketing materials without Frederick's prior written consent;

                        (d) authorize, recommend, propose or announce an intention to authorize, recommend, propose, or enter into any agreement in principle or an agreement with respect to any merger, consolidation or business combination (except for this Agreement), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights not in the ordinary and usual course of business;

Agreement and Plan of Reorganization
Page 28


                        (e) incur or guarantee any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) material to WGB or pay, discharge or satisfy any Lien or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than liabilities shown on the balance sheet as of September 30, 1997 in the Financial Statements and immaterial liabilities incurred after the date thereof in the ordinary course of business in normal amounts, and no such payment, discharge or satisfaction shall be affected other than in accordance with the ordinary payment terms relating to the liability paid, discharged or satisfied;

                        (f) permit or allow its properties or assets, real, personal or mixed, tangible or intangible, to be mortgaged, pledged or subjected to any Lien, except for Permitted Liens;

                        (g) cancel any debts or claims except in the ordinary course of business and consistent with past practice, or waive any rights of material value;

                        (h)   permit an Intellectual Property right to lapse;

                        (i) issue, grant or sell any shares of its capital stock or any equity interest or security, or issue, grant or sell any security, option, warrant, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, sale, pledge or other disposition of any shares of its capital stock or any equity interest or security;

                        (j) make any change in any accounting principles, practices or methods, including its principles, practices or methods relating to calculation of reserves for receivables;

                        (k) pay, loan, or advance any amount to or in respect of, or sell, transfer or lease any property or assets (real, personal or mixed, tangible or intangible) to, or enter into any transaction with or for the benefit of, any stockholder of WGB or any of their respective Affiliates or Associates;

                        (l) enter into any lease or sub-lease of Real Property or material lease of Personal Property;

                        (m) terminate or amend, or fail to perform any of its obligations or cause any breach under, any contract set forth in Schedule 3.12. WGB will exercise its commercially reasonable efforts to renew each of the contracts set forth on Schedule 3.12 which is scheduled to terminate prior to the Closing Date;

Agreement and Plan of Reorganization
Page 29

                        (n)  will not permit the insurance referred to in
Schedule 3.17 to lapse, expire, terminate or be cancelled;

                        (o) violate in any material respect any laws, regulations, orders, or agreements applicable to it and its properties, operations, Business and employees;

                        (p)  amend its Articles of Incorporation or Bylaws; or

                        (q)  agree to do any of the foregoing.

                  5.2 No Solicitation. WGB shall not and WGB shall use its best efforts to cause its officers, directors, employees, agents, Affiliates and representatives (including, without limitation, investment bankers, attorneys and accountants) not to, directly or indirectly, (i) initiate contact with, solicit or encourage any inquiries or proposals by, or (ii) except as required by applicable law as advised in writing by counsel reasonably acceptable to Frederick, enter into any discussions or negotiations with, or disclose directly or indirectly any information not customarily disclosed concerning its Business and properties to, or afford any access to its properties, books and records to, any Person or other entity or group in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of WGB's capital stock or a merger, consolidation, or sale of all or a substantial portion of the assets of WGB, or any similar transaction. WGB will notify Frederick immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming. The foregoing restrictions on disclosures shall not apply to disclosures required to be made by any law, regulation or order of a court or governmental agency of competent jurisdiction; provided, however, before any disclosure is made WGB shall notify Frederick immediately of any such request for information and shall take all reasonable action to support any request or motion Frederick may make for confidential treatment or a protective order.

                  5.3 Stockholder Approval. As soon as practical after the execution of this Agreement, WGB will take all steps necessary to call a special meeting of its stockholders for the purpose of adopting and approving this Agreement, the Merger and the transactions contemplated hereby and for such other purposes as may be necessary or desirable. WGB shall provide to the stockholders of WGB certain information regarding this Agreement, the Merger, the transactions contemplated hereby and the Frederick Common Stock, which information shall be reasonably satisfactory to Frederick prior to its dissemination to them. The Board of Directors of WGB has unanimously determined that this Agreement is advisable and in the best interests of the stockholders of WGB and will (i) recommend to the stockholders of WGB the adoption and approval of this Agreement and the transactions contemplated hereby and (ii) use their best efforts to obtain the

Agreement and Plan of Reorganization
Page 30

necessary approvals by the stockholders of WGB of this Agreement, the Merger and the transactions contemplated hereby.

                  5.4  Access to Information; Confidentiality.

                        (a) Access to Information. Between the date of this Agreement and the earlier of the Closing Date or the date of the termination of this Agreement, WGB shall provide to Frederick and its representatives full access to its premises, properties, equipment, books and records and shall make its directors, officers, employees, agents, distributors and other vendors available to confer with Frederick and its representatives; and during such period, WGB shall: (i) disclose and make available to Frederick and its representatives all documents and records relating to the assets, properties, operations, obligations and liabilities of WGB, including but not limited to, all books of account (including the general ledger), tax records and returns, minute books of directors', committees', and stockholders' meetings, organizational documents, material contracts, distributors' inventories and bill-backs, customer list and agreements, filings with and communications from any Governmental Authority, litigation files, accountants' work papers, all account records, plans or records relating to employees and any other business activities of WGB as Frederick or its representatives may require; and (ii) promptly furnish to Frederick all other information concerning WGB's Business, properties and personnel as Frederick may request. During this period, Frederick may perform any review, analysis or testing that it, in its sole discretion, deems appropriate. Frederick will use its best efforts not to unduly interfere with the business operations of WGB during such review. Throughout this period, WGB will cause Mr. James Lutz and one or more other designated representatives to confer with Frederick's representatives on a regular and frequent basis and to report the general status of WGB's ongoing condition and operations. In addition, WGB will permit Frederick to communicate with its agents, customers and creditors. WGB will immediately notify Frederick of any material change in the ordinary course of its business or in the operations of its properties or of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution, continuation or the threat of litigation or other similar proceeding involving WGB or its Affiliates or affiliated persons and will keep Frederick fully informed of such events.

                        (b) Confidentiality. Frederick will hold and will cause its employees, officers, directors, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process and then only with written notice prior to disclosure to WGB, all documents and information concerning WGB furnished to Frederick in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by Frederick other than through a breach of a confidentiality agreement by a third party;
(ii) in the public domain through no fault of Frederick; or (iii) later lawfully acquired by Frederick from other sources) (the "WGB Confidential Information") and will not release

Agreement and Plan of Reorganization
Page 31

or disclose the WGB Confidential Information to any other person, except its auditors, attorneys, financial advisors and other consultants and advisors and lending institutions (including banks) or lending authorities in connection with this Agreement (it being understood that such persons shall be informed by Frederick of the confidential nature of such information and shall be directed by Frederick to treat such information confidentially). If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained for a period of one year from the date of termination of this Agreement, except to the extent the WGB Confidential Information comes into the public domain through no fault of Frederick. If requested by WGB, Frederick will return to WGB, all physical materials furnished by WGB to Frederick or their respective agents, representatives or advisors and all copies thereof, in whatever medium, and all materials prepared by Frederick which evaluate or reflect the WGB Confidential Information. It is understood that Frederick shall be deemed to have satisfied its obligation to hold the WGB Confidential Information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information. WGB will be entitled to equitable relief in the event of a breach by Frederick of the provisions contained in this Section 5.4(b).

                        (c) Confidentiality. WGB will hold and will cause its employees, officers, directors, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process and then only with written notice prior to disclosure to Frederick, all documents and information concerning Frederick furnished to WGB in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by WGB other than through a breach of a confidentiality agreement by a third party; (ii) in the public domain through no fault of WGB; or (iii) later lawfully acquired by WGB from other sources) (the "Frederick Confidential Information") and will not release or disclose the Frederick Confidential Information to any other person, except its auditors, attorneys, financial advisors and other consultants and advisors and lending institutions (including banks) or lending authorities in connection with this Agreement (it being understood that such persons shall be informed by WGB of the confidential nature of such information and shall be directed by WGB to treat such information confidentially). If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained for a period of one year from the date of termination of this Agreement, except to the extent the Frederick Confidential Information comes into the public domain through no fault of WGB. If requested by Frederick, WGB will return to Frederick, all physical materials furnished by Frederick to WGB or their respective agents, representatives or advisors and all copies thereof, in whatever medium, and all materials prepared by WGB which evaluate or reflect the Frederick Confidential Information. It is understood that WGB shall be deemed to have satisfied its obligation to hold the Frederick Confidential Information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information. Frederick will be entitled to equitable relief in the event of a breach by WGB of the provisions contained in this Section 5.4(c).

Agreement and Plan of Reorganization
Page 32

                  5.5 Consents; Efforts to Consummate. WGB and Frederick will each use their respective best efforts to obtain consents of all third parties, including Signet Bank, and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement. The parties hereto shall use their respective best efforts to permit the termination (or renegotiation on terms acceptable to Frederick) of certain agreements of WGB without obligation or penalty (including, but not limited to, the lease agreement relating to WGB's facility located at 20 Washington Street, Cambridge, Maryland), and shall use their respective best efforts to permit the Merger to be accounted for as a pooling-of-interests under GAAP. Each of WGB and Frederick agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement.

                  5.6 Public Announcements. WGB and Frederick will consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or judicial or administrative process.

                  5.7 Existence. WGB will take such action as may be necessary to maintain, preserve, renew and keep in full force and effect WGB's existence (corporate or otherwise), rights and franchises.

                  5.8 Articles of Merger. WGB and FAC shall, on the Closing Date, execute and file Articles of Merger with the Department to effectuate the Merger and will file Articles of Amendment to the Articles of Incorporation of FAC to change the corporate name of FAC to "Wild Goose Brewery, Inc."

            ARTICLE 6.0  GENERAL MATTERS.

            6.1 Survival of Representations and Warranties. The warranties, representations and covenants contained in or made pursuant to this Agreement shall, with respect to the terms of Section 2.3(d) of this Agreement, survive the Closing.

            6.2   Benefit Plans and Arrangements

                        (a) Plan Participation. As soon as administratively practicable after the Effective Time, Frederick shall take all reasonable action so that employees of the Surviving Corporation shall be entitled to participate in the Frederick employee benefit plans of general applicability, and until such time the employee plans of WGB shall remain in effect. For purposes of determining eligibility to participate in and the vesting of benefits

Agreement and Plan of Reorganization
Page 33

(but not for purposes of benefit accrual) under the Frederick employee plans, Frederick shall recognize years of service with WGB prior to the Effective Time.

                        (b) Employment. All employees of WGB as of the Effective Time may, at the discretion of the Board of Directors of the Surviving Corporation, become employees of the Surviving Corporation as of the Effective Time, provided that, except as set forth in Section 6.2(c), below, neither Frederick nor the Surviving Corporation shall have any obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Surviving Corporation a right to continuing employment with the Surviving Corporation after the Effective Time.

                        (c) Employment Agreement. On the Closing Date, the Surviving Corporation and Mr. James Lutz shall execute an employment agreement in the form as set forth as Exhibit A, attached hereto and made a part hereof, which shall commence upon the Closing Date. Said employment agreement shall be separate and independent from this Agreement and such employment agreement shall stand alone and not be connected in its operation or with respect to the rights and remedies of the parties thereto.

                        (d) Retention Bonuses. Set forth on Schedule 6.2(d) are the names, job description, weekly salary and monthly medical insurance premium payments made by WGB on behalf of each employee of WGB. Each employee of WGB identified on Schedule 6.2(d) shall be entitled to receive a "retention bonus" from Frederick or the Surviving Corporation equal to two times such employees weekly salary as set forth on Schedule 6.2(d) in the event that such employee remains an employee of WGB until the Effective Time and satisfactorily fulfills the duties and responsibilities of the position of such employee of WGB through the Effective Time. Furthermore, WGB and the Surviving Corporation agree hereby to continue making (or make arrangements which are the equivalent thereof) the monthly medical insurance premium payments with respect to each employee and in the amount set forth on Schedule 6.2(d) to and including February 1998 in the event that such employee remains an employee of WGB until the Effective Time.

                        (e) Attendance at Board Meetings. Prior to the Closing Date, WGB's Board of Directors shall select from among its membership one person to attend meetings of Frederick's Board of Directors during the first year following the Closing Date. The person selected to attend meetings of Frederick's Board of Directors shall not be a member of Frederick's Board of Directors, will be permitted to attend board meetings for one year only as an observer and without a vote on any matter and only provided such person conducts himself in a proper business like manner. The person selected to attend the Frederick board meetings will be informed that he has an obligation under federal and state law to maintain all non public information in strict confidence similar to the obligations of a member of Frederick's Board of Directors.

Agreement and Plan of Reorganization
Page 34

                  6.3 Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each party will promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Authority or third party or which would otherwise prevent or materially delay completion of the Merger.

                  6.4 Common Stock Restrictions. Except with the prior written consent of Frederick, the shares of Frederick Common Stock to be delivered to the stockholders of WGB at the Closing shall not be sold, pledged, hypothecated, gifted or otherwise transferred or disposed of until (i) with respect to 1/3 of such shares the date which is 180 days after the Closing Date, (ii) with respect to 1/3 of such shares the date which is 270 days after the Closing Date, and (iii) with respect to 1/3 of such shares the date which is 360 days after the Closing Date and all certificates representing such shares of Frederick Common Stock shall contain a legend to such effect as set forth below. Except with the prior written consent of Frederick, 1/3 of the shares of Frederick Common Stock which will be part of the Holdback Shares, to the extent Holdback Shares are released to the former shareholders of WGB, shall not be sold, pledged, hypothecated, gifted or otherwise transferred or disposed of until the date which is 360 days after the Closing Date and all certificates representing such shares of Frederick Common Stock shall contain a legend to such effect as set forth below.

            "The shares of Common Stock represented by this certificate have been issued pursuant to a claim of exemption from the registration or qualification requirements of federal and state securities laws and may not be sold or transferred without registration or qualification or otherwise except pursuant to an applicable exemption therefrom as evidenced by an opinion of counsel satisfactory to the issuer hereof."

            "Except with the prior written consent of Frederick Brewing Co., the shares of Common Stock represented by this certificate may not be sold, pledged, hypothecated, gifted or otherwise transferred or disposed of until [THE DATE WHICH IS ___ DAYS AFTER THE CLOSING DATE.]

            ARTICLE 7.0 CONDITIONS TO THE OBLIGATIONS OF FREDERICK AND FAC TO CONSUMMATE.

                  The obligations of Frederick and FAC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by Frederick and FAC of each of the following conditions:

Agreement and Plan of Reorganization
Page 35


                  7.1 Representations and Warranties. The representations and warranties of WGB contained herein shall be true, complete, and accurate in all material respects on the date of this Agreement and on the Closing Date as though such representations and warranties were made at and on such date.

                  7.2 Performance. WGB shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

                  7.3 Consents and Approvals. All necessary consents and approvals of any Governmental Authority or any third party, including Signet Bank, required for consummation of the transactions contemplated by this Agreement shall have been obtained.

                  7.4 Stockholder Approval. The stockholders of WGB and, if deemed necessary by Frederick, the stockholders of Frederick, shall have approved the Agreement by the vote required by applicable law after full disclosure of the terms and conditions of this Agreement and the transactions contemplated hereby.

                  7.5 Dissenting Shares. No more than 5% of the issued and outstanding shares of WGB Common Stock and WGB Preferred Stock shall have been deemed to be Dissenting Shares pursuant to Section 2.6 hereof.

                  7.6 Financing. Frederick, in its sole discretion, shall have obtained the financing necessary for it to consummate the transactions contemplated by this Agreement.

                  7.7 WGB Private Placements. Frederick shall have satisfied itself that there are no issues relating to the prior issuance of shares of WGB Common Stock or WGB Preferred Stock which could adversely effect Frederick, FAC or the transactions contemplated by this Agreement.

                  7.8 Delivery of Documents. At or before the Closing, WGB shall have executed and delivered to Frederick and FAC certain documents, including, but not limited to: (i) a certificate dated the Closing Date executed by the President and Secretary of WGB evidencing compliance with the conditions set forth in this Article 7; (ii) the surrender by the stockholders of WGB of the certificates representing 100% of the issued and outstanding shares of WGB Common Stock and WGB Preferred Stock, duly endorsed in blank (or as required by Frederick) or an affidavit of loss together with an indemnity and/or bond satisfactory to Frederick; (iii) the Articles of Merger executed by a duly authorized officer of WGB; (iv) the opinion of Paul S. Blumenthal, Esq., counsel to WGB, addressed to the Board of Directors of Frederick substantially in the form of Exhibit B; and (v) such other documents as Frederick or its counsel may reasonably require. All such documents shall be in form and substance satisfactory to Frederick.

Agreement and Plan of Reorganization
Page 36

                  7.9 No Litigation. None of the parties hereto shall be a party to, or shall have received notice of, any suit, claim or proceeding or threatened suit, claim or proceeding to enjoin or restrain any or all of the transactions contemplated herein or to nullify or render ineffective all or any part of such transactions if accomplished or alleging damages in connection therewith.

                  7.10 No Material Change. No change, event, development or combination of developments shall have occurred which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a material adverse change in the Business, condition (financial or otherwise) or prospects of WGB.

            ARTICLE 8.0  CONDITIONS TO OBLIGATIONS OF WGB TO CONSUMMATE.

                  The obligation of WGB to consummate the transactions contemplated by this Agreement is subject to the satisfaction or, unless prohibited by law, the waiver by WGB of each of the following conditions:

                  8.1 Representations and Warranties. The representations and warranties of Frederick contained herein shall be true, complete, and accurate in all material respects on the date of this Agreement and on the Closing Date as though such representations and warranties were made at and on such date.

                  8.2 Performance. Frederick and FAC shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them at or prior to the Closing.

                  8.3 Consents and Approvals. All necessary consents and approvals of any Governmental Authority or any third party, including Signet Bank, required for consummation of the transactions contemplated by this Agreement shall have been obtained.

                  8.4 Officers' Certificate. Frederick shall have delivered to WGB a certificate signed by a duly authorized officer, dated the Closing Date, certifying the fulfillment of the conditions specified in Sections 8.1 and 8.2 of this Agreement.

                  8.5 Payment of Frederick Common Stock. In exchange for certificates representing the issued and outstanding shares of WGB Common Stock and WGB Preferred Stock, Frederick shall have delivered to the stockholders of WGB on the Closing Date the shares of Frederick Common Stock as set forth in
Section 2.3(b) and (c) hereof.

                  8.6 No Litigation. None of the parties hereto shall be a party to, or shall have received notice of, any suit, claim or proceeding or threatened suit, claim or proceeding to enjoin or restrain any or all of the transactions contemplated herein or to

Agreement and Plan of Reorganization
Page 37

nullify or render ineffective all or any part of such transactions if accomplished or alleging damages in connection therewith.

                  8.7 Delivery of Documents. At or before the Closing, Frederick and FAC shall execute and deliver to WGB all other documents contemplated by this Agreement.

            ARTICLE 9.0  TERMINATION.

                  9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of WGB:

                        (a) by mutual consent of the Boards of Directors of the Frederick and WGB; or

                        (b) by either Frederick or WGB if, without fault of such terminating party, the transactions contemplated by this Agreement shall not have been consummated on or before February 28, 1998, unless extended by mutual written consent; or

                        (c) by Frederick if any condition to its obligations as set forth in Article 7.0 shall become incapable of fulfillment and shall not have been waived by Frederick in writing, or by WGB if any of the conditions to the obligations of WGB set forth in Article 8.0 shall have become incapable of fulfillment and shall not have been waived by WGB in writing; provided that neither party may terminate this Agreement hereunder if it is in material breach of any of its representations, warranties, covenants or agreements in this Agreement; or

                        (d) by Frederick, in the event of a material deterioration of the assets, Business or financial condition of WGB, in Frederick's sole discretion; or

                        (e) by WGB, in the event of a material deterioration of the assets, Business or financial condition of Frederick, in WGB's sole discretion; or

                        (f) by Frederick or WGB upon a material breach of a representation or warranty by the other or the failure to perform any covenant or agreement contained herein, if such breach or failure to perform shall not have been cured within fifteen (15) calendar days after receipt by the breaching party of notice of such breach from the non-breaching party.

                        (g) by Frederick if the WGB disclosure schedules contemplated by this Agreement have not been completed in form and substance satisfactory to Frederick by the close of business on December 23, 1997.

Agreement and Plan of Reorganization
Page 38

                  9.2 Procedure and Effect of Termination. In the event of termination and abandonment of this Agreement by Frederick or WGB pursuant to
Section 9.1, written notice thereof shall forthwith be given to the other and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, the obligations stated in this
Section 9.2 and in Sections 5.4(b), 5.6, and 9.3 shall survive any such termination for the periods therein stated, if any. No termination of this Agreement under Section 9.1(f) for any reason or in any manner shall release, or be construed as so releasing, any party hereto from any liability or damage to the other party hereto arising out of, in connection with, or otherwise relating to, directly or indirectly, such party's material breach, such party's material default or such party's failure in performance of any of its material covenants, agreements, duties or obligations arising hereunder.

                  9.3 Payment of Expenses and Termination. Other than as expressly provided elsewhere in this Agreement, whether or not the Agreement shall be consummated, all costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses.

            ARTICLE 10.0  MISCELLANEOUS.

                  10.1 Further Assurances. From time to time, and without further consideration, each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement, the Merger and the transactions referred to herein or contemplated hereby and to vest good, valid and marketable title to the assets transferred in connection herewith or reasonably requested by the other party to perfect or evidence its rights hereunder. Each party will promptly notify the other party of any information delivered to or obtained by such party which would prevent the consummation of the transactions contemplated by this Agreement, or would indicate a breach of the representations, warranties or covenants of any of the parties to this Agreement.

                  10.2 Notices. Any notices hereunder shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered either in person or as of one (1) business day after sent by recognized overnight service for next day delivery, with all costs prepaid, or as of five (5) business days after deposit in the United States mail, registered or certified, with postage prepaid, addressed as follows:

Agreement and Plan of Reorganization
Page 39


                  If to Frederick or FAC:

                  Frederick Brewing Co.
                  4607 Wedgewood Blvd.
                  Frederick, Maryland  21703
                  Attention:  Kevin E. Brannon, Chairman of the Board

                  and a copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P
                  734 15th Street, N.W.
                  12th Floor
                  Washington, D.C.  20005
                  Attention:  Daniel P. Weitzel, Esq.

                  If to WGB:

                  Wild Goose Brewery Inc.
                  20 Washington Street
                  Cambridge, Maryland  21613
                  Attn: James Lutz, President

                  and a copy to:

                  Paul S. Blumenthal, Esq.
                  26 Lawrence Avenue
                  Annapolis, Maryland  21403


or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 10.2; provided, however, that a notice not given as above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is required or permitted to be given.

                  10.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Maryland. Except as prohibited by applicable law, each party hereby waives any right it may have to a trial by jury in any litigation directly or indirectly arising out of, under, or in connection with this Agreement. This waiver is knowingly, intentionally and voluntarily made by each party, and each party acknowledges that no representative, agent or attorney of either party has made any representations of fact to induce this waiver of trial by jury or in any way to nullify or modify its effect. The parties each hereby agree that this Agreement constitutes a written consent to waiver of trial by jury.

                  10.4 Severability. Should any term or provision or portion of such provision of this Agreement be invalid or unenforceable because of the scope thereof or the

Agreement and Plan of Reorganization
Page 40

period covered thereby or otherwise, such term, provision or portion of such provision shall be deemed to be reduced and limited to enable Frederick or WGB or the Surviving Corporation to enforce it to the maximum extent permissible under the laws and public policies applied under the jurisdiction in which enforcement is sought. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement which shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such terms or provisions in any other jurisdiction.

                  10.5 Entire Agreement; Amendment. This Agreement (including the schedules and exhibits hereto and the lists and documents delivered pursuant hereto) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement and supersedes any and all prior understandings, written or oral, between the parties. If there is any question of interpretation or if there are or appear to be inconsistencies between this Agreement and any Schedule or Exhibit hereto the terms of this Agreement shall govern. This Agreement may not be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by an authorized executive officer of the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. No waiver of the breach of any provision or term of this Agreement shall be deemed or construed to be a waiver of other or subsequent breaches.

                  10.6 Assignment, etc. Except for the assignment of certain rights under this Agreement by Frederick to its wholly-owned subsidiary FAC, the rights and obligations of any of the parties to this Agreement may not be assigned without the prior written consent of the other parties to this Agreement, and any assignment made in violation of the foregoing shall be void and have no legal effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto. All section headings used herein are for convenience and ease of reference only and do not constitute part of this Agreement and shall not be referred to for the purpose of defining, interpreting, construing or enforcing any of the provisions of this Agreement. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the party or parties to this Agreement may require.

                  10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Agreement and Plan of Reorganization
Page 41

            IN WITNESS WHEREOF, Frederick, FAC and WGB have caused this Agreement to be duly executed and delivered under seal, by their respective authorized officers, on the date first above written.


                                    FREDERICK BREWING CO.


Witness:                            By:
            ---------------------         -----------------------------
                                          Kevin E. Brannon
                                          Chairman of the Board


                                    FBC ACQUISITION CORPORATION
                                    (In Organization)


Witness:                            By:
            ---------------------         -----------------------------
                                          Kevin E. Brannon
                                          President


                                    WILD GOOSE BREWERY, INC.


Witness:                            By:
            ---------------------         -----------------------------
                                          James Lutz
                                          President

                                                                       EXHIBIT A



                                   AGREEMENT

      AGREEMENT, dated as of this ______ day of ___________ 1998, between Wild Goose Brewery, Inc. (the "Employer"), a Maryland corporation, and James Lutz (the "Executive").


                                   WITNESSETH

      WHEREAS, in order to induce the Executive to serve as the President of the Employer, the Employer and the Executive desire to enter into this Agreement to specify the terms of the Executive's employment,

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

      1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

      (a)   BASE SALARY.  "Base Salary" shall have the meaning set forth in
Section 3(a) hereof.

      (b) CAUSE. Termination of the Executive's employment for "Cause" shall mean a finding by the Board of Directors and approved by a majority thereof, which establishes that Executive has been terminated as a direct result of his conviction, plea of nolo contendere or has otherwise been found guilty in a court of competent jurisdiction of theft, fraud, embezzlement, intentional or reckless conversion or destruction of Employer funds, property or other assets, or has been found by the appropriate regulatory authority to have violated the laws and regulations governing the licensing of manufacturers, distributors or retailers of alcoholic beverages, where such offense has, as an element, an intentional or reckless state of mind, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of a final cease-and-desist order of any governmental authority or court of competent jurisdiction, or, any material breach of any provision of this Agreement.

      (c) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

      (d) DISABILITY. Termination by the Employer of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employer or Frederick Brewing Co. ("FBC") or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

      (e) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Employer for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination which shall be not less than thirty nor more than ninety days after such Notice of Termination which is given, except in the case of the Employer's termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 10 hereof.

      (f) RETIREMENT. Termination by the Employer of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employer's retirement policies, including early retirement, generally applicable to the Employer's salaried employees.

      2.    TERM OF EMPLOYMENT.

      (a) The Employer hereby employs the Executive as President, and the Executive hereby accepts said employment and agrees to render such services to the Employer on the terms and conditions set forth in this Agreement. In addition, as of ____________ 1998, Executive shall serve as a member of the FBC Board of Directors until the next annual meeting of FBC's stockholders, at which meeting the FBC Board will nominate Executive to the class of directors whose terms expire in 1999. Executive agrees to resign from FBC's Board of Directors upon the request of a majority of the Board or simultaneously with the termination of this Agreement.

      (b) The initial term of employment under this Agreement shall be, at the discretion of the Board of Directors, for one year, commencing on _____________, 1998. If the Board of Directors notifies the Executive in writing at least 90 days prior to the expiration of this Agreement of its intention to renew this Agreement, and Executive provides his written consent to such renewal, this Agreement shall extend for an additional one year term.

      (c) During the term of this Agreement, the Executive shall devote his full time to the business of the Employer and shall perform such executive services for the Employer as may be consistent with his title and annually assigned to him by the Employer's Board of Directors. Executive will be provided with a "hoteling" work space arrangement at Employer's corporate headquarters, provided, however, that it is the Executive's understanding that he will work primarily from his home and, except as provided in this Agreement, the expense of such home office will be Executive's responsibility.

      3.    COMPENSATION AND BENEFITS.

            (a)(i) Subject to the conditions set forth below, the Employer shall compensate and pay Executive for his services during the term of this Agreement at a minimum base salary of $85,000 per year ("Base Salary").

                  (ii) The Base Salary shall be supplemented by a cash bonus ("Cash Bonus") equal to a percentage of Executive's Base Salary not to exceed 20%. [THIS CASH BONUS WILL BE BASED UPON BOTH INDIVIDUAL PERFORMANCE CRITERIA AND COMPANY PERFORMANCE CRITERIA AND THE CASH BONUS WILL BE RECOMMENDED BY SENIOR MANAGEMENT OF THE EMPLOYER TYPICALLY ON OR BEFORE JANUARY 15TH OF EACH YEAR AND THEREAFTER RATIFIED BY THE BOARD'S COMPENSATION COMMITTEE.] [CRITERIA FOR BONUS TO BE PROVIDED.]

            (b) Upon the execution of this Agreement and pursuant to the terms of the Employer's 1995 Stock Option Plan, Executive shall also receive a grant of non-transferable options for 10,000 shares of the Employer's common stock exercisable in three equal annual installments beginning 180 days after commencement of employment, and if employment is terminated, all unvested and unexercisable options will be forfeited. The grant of such options shall be evidenced by a separate written Stock Option Agreement. The options will be exercisable at $__________ per share (the market price of the Employer's common stock on the closing date of the Agreement and Plan of Reorganization, dated _________, 1997, between Frederick Brewing Co., FBC Acquisition Corporation and Wild Goose Brewery Inc.) and additional options, if any, may be granted to the Executive within the discretion of the Compensation Committee of Employer's Board of Directors. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to Executive pursuant to Section 3(a) hereof.

            (c) During the term of this Agreement, Executive shall be entitled to the following additional benefits:

                        (i) Health Insurance: The Employer will pay 100% of the premiums for the Executive and one dependent for all health and dental insurance plans covering all other Employer employees. Additional dependents may be covered, at the Executive's option and at the Executive's expense, on such terms as permitted by the Employer's insurer. Coverage shall commence 30 days after full-time employment begins.

                        (ii) Paid Leave: The Employer will pay for leave for 15 working days, which shall accrue ratably as earned; provided, however, that no leave time shall be paid during the first 90 days after employment begins and that any leave time accrued shall be deemed to have been forfeited if the Executive's employment terminates for any reason within 90 days after full-time employment begins. As of December 31 of each year, all unused leave time in excess of eight days shall be deemed waived.

                        (iii) 401(k) Plan: The Executive will be eligible to participate in this plan on the same basis as all similarly situated employees.

                        (iv) Car Allowance: The Employer will pay for a car allowance of $600 per month and reimbursement for all cellular phone expenses.

                        (v) Business Expenses: The Employer will pay or reimburse the Executive for all reasonable and documented business-related expenses including hotel and meals when traveling on Employer business and the costs of telephone and facsimile transmission when working from home.


      4.    TERMINATION.

            (a) The Employer shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability, Retirement or the Executive's death, and Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

            (b) In the event that (i) Executive's employment is terminated by the Employer for Cause, Disability, Retirement or the Executive's death or (ii) Executive terminates his employment hereunder for any reason other than as set forth in Section 4(c)(ii) below, Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination.

            (c) In the event that (i) Executive's employment is terminated by the Employer for other than Cause, Disability, Retirement or the Executive's death or (ii) such employment is terminated by the Executive due to a material breach of this Agreement by the Employer, which breach has not been cured within fifteen days after a written notice of non-compliance has been given by the Executive to the Employer, then the Employer shall pay to the Executive a cash severance, (A) if the Executive's termination occurs during the initial term of this Agreement, in six equal monthly installments an amount equal to one half of the Executive's Base Salary, or (B) if the Executive's termination occurs during the renewal period of this Agreement, in three equal monthly installments an amount equal to one quarter of the Executive's Base Salary.

      5.    MITIGATION; EXCLUSIVITY OF BENEFITS.

            (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

            (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employer pursuant to employee benefit plans of the Employer or otherwise.

      6.    PROPRIETARY INFORMATION.

            (a) The Employer and FBC have disclosed to Executive confidential business plans, marketing strategies, product formulations, packaging design, advertising copy, funding sources, wholesale and retail customer lists, equipment designs and sources, financial projections and results and other information in the course of Executive's duties. This information and similar information yet to be developed by the Employer and FBC is generally unknown to the public and gives the Employer and FBC a competitive advantage over those who do not have access to this information. The Employer and FBC have taken and will take care to protect this information from becoming generally known. The Employer and FBC have revealed this information to the Executive on the condition that he keep it confidential and will require confidentiality from the Executive and all other persons with access to the information in the future. The information described above, therefore, constitutes valuable trade secrets of the Employer and FBC and is referred to below as "Proprietary Information." In the course of performing his duties under this Agreement, the Executive will both help develop and be privy to Proprietary Information.

            (b) As a condition of his employment with the Employer and as an inducement to the Employer to enter into this Agreement, Executive agrees to contribute to the Employer all recipes and formulations for alcoholic and non-alcoholic beverages and methods and techniques for producing, packaging or marketing such beverages he now has and which he may later develop, whether or not they are committed to writing, during the term of this Agreement or any extension hereof. These recipes, formulations, methods and techniques are now and, if later developed, shall become Proprietary Information of the Employer.

            (c) The Employer has and shall retain all exclusive rights in the Proprietary Information. During the term of this Agreement and for the later of five years following the termination hereof or as long as permitted by law, Executive shall not disclose Proprietary Information to any third party or make any commercial or academic use of the

Proprietary Information without the express written consent of the Employer, which consent may be withheld for any or no reason in the Employer's sole discretion.

            (d) These restrictions on the use and disclosure of Proprietary Information shall survive the expiration or termination of this Agreement, regardless of the grounds or lack of grounds therefor. The parties recognize and agree that, in the event of a threatened or actual breach of this Section 6, the Employer's remedy at law will be inadequate to fully compensate the Employer for its losses. Therefore, the Employer may enforce its rights hereunder by equitable remedies, including without limiting the generality of the foregoing, injunctive relief and specific performance.

      7.    COVENANT NOT TO COMPETE.

            (a) In consideration of this offer of employment and as an inducement for the Employer to enter into this Agreement, Executive agrees that, during the term of this Agreement and for a period of twelve calendar months after its expiration or termination, Executive shall not engage, directly or indirectly, in the business of producing, packaging or marketing of beers or ales or similar grain-based beverages in the states of Maryland, Virginia, West Virginia or Pennsylvania or the District of Columbia (the "Restricted Area").

            (b) For purposes of this Agreement, to "engage, directly or indirectly, in the business of producing, packaging or marketing of beers or ales or similar grain-based beverages" shall mean directly or indirectly, owning, managing, operating, joining, being employed by, or controlling or participating in the ownership, management, operation or control of, or being a director, officer, stockholder, partner or employee of, or an advisor or consultant to, any practice, business, firm, partnership, venture, corporation or entity which is conducting any business which in any manner competes with the business of Employer or its successors, as now conducted or as conducted hereinafter during the term hereof. The parties hereto recognize that the business of Employer is highly competitive in the Restricted Area. It is the well-considered intent of the parties that this covenant not to compete be given the broadest possible interpretation and scope for the protection of the business interests and goodwill of the Employer and its successors. It is further represented by the Executive that he has the skills and background to obtain employment and provide a livelihood for himself and his family in a location outside the Restricted Area or in a business other than one in competition with the Employer in the event of termination hereunder. This covenant not to compete shall not apply to the holding or acquiring shares of a corporation whose stock is traded publicly on a recognized stock exchange or on the NASDAQ.

            (c) Executive further covenants and agrees that he will not, directly or indirectly during the term hereof and for a period of thirty-six calendar months after the date of termination of this Agreement for any reason whatsoever: (i) induce or attempt to induce any other employee, agent or independent contractor to leave the Employer or its successors; (ii) interfere with or disrupt the relationship between Employer and its successors and any of their employees; or (iii) solicit, entice, take away or employ any person employed by Employer or its successors at the Date of Termination.

            (d) The covenant set forth in this Section 7 shall survive the termination or expiration of this Agreement unless and until: (a) the Employer is in substantial breach of the Agreement at the time of termination or expiration; or (b) the Employer is acquired by, merged or consolidated with a similar business having combined facilities which manufacture not less than 500,000 barrels of malt beverages per year; or (c) the Executive is terminated by the Employer without Cause; or (d) the Employer becomes insolvent or enters, voluntarily or involuntarily, proceedings in bankruptcy. The parties agree and acknowledge that, in the event of a threatened or actual breach of this covenant not to compete, the Employer's remedies at law will be inadequate to compensate the Employer for its losses. Therefore, this covenant may be enforced by equitable remedies including, without limiting the generality of the above, injunctive relief and specific performance.

            (e) It is intended by the parties that this covenant not to compete be given its widest possible effect. If, however, any part of this covenant is found to be overly broad, unreasonably restrictive or otherwise unenforceable, this covenant shall remain fully effective and valid to the greatest extent permitted by law.

            (f) The non-competition provisions set forth in Section 7(b) above do not apply, after the termination of the Executive's employment, to any work relating to restaurants that make and sell beer (e.g., brewpubs).

      8. WITHHOLDING. All payments required to be made by the Employer hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

      9. ASSIGNABILITY. The Employer may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Employer may hereafter merge or consolidate or to which the Employer may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Employer hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

      10. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

      To the Employer:  Board of Directors
                        Wild Goose Brewery, Inc.
                        4607 Wedgewood Boulevard
                        Frederick, Maryland  21703

      To the Executive: James Lutz
                        901 Lincolnshire Lane
                        Arnold, Maryland  21012


      11. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and such officer or officers as may be specifically designated by the Board of Directors of the Employer to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      12. ENTIRE AGREEMENT. This Agreement contains the entire agreement between Employer and Employee and supersedes all prior agreements, written or oral (including the non-binding offer of employment dated _________________, 1997), arrangements and understandings with respect thereto.

      13. CHOICE OF LAW, JURISDICTION AND VENUE. The Corporation is a Maryland corporation whose manufacturing, distribution and office facilities are currently located in Frederick County, Maryland. Employee by executing this Agreement agrees to be employed at the Corporation's facilities in Frederick County, Maryland. Therefore, this Agreement shall be interpreted, construed and enforced in accordance with Maryland law. The Frederick County Circuit Court or the U.S. District Court for Maryland shall have the sole jurisdiction over and shall be the exclusive venue for any actions between the parties concerning the validity, construction, enforcement or avoidance of this Agreement.

      14. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Employer to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Employee acquires a right to receive benefits from the Employer hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

      15. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      16. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.



Attest:                      FREDERICK BREWING CO.


                             By:
------------------------          ------------------------------
Maribeth Visco                     Carl R. Hildebrand, Director,
Secretary                            Member of Compensation
                                     Committee


                             By:
                                  ------------------------------
                                   Nicholas Foris, Director,
                                     Member of Compensation
                                     Committee

Witness:



------------------------          ------------------------------
                                  James Lutz

                                                                       EXHIBIT B




                       [LETTERHEAD OF PAUL S. BLUMENTHAL]



                           ___________________, 1998



Board of Directors
Frederick Brewing Co.
4607 Wedgewood Boulevard
Frederick, Maryland  21703

       Re:   Agreement and Plan of Reorganization dated December __, 1997

Gentlemen:

      I have acted as counsel to Wild Goose Brewery Inc., a Maryland corporation ("WGB"), in connection with the proposed merger of WGB with and into FBC Acquisition Corporation, a Maryland corporation ("FAC"), which is a wholly owned subsidiary of Frederick Brewing Co., a Maryland corporation ("Frederick"), pursuant to an Agreement and Plan of Reorganization dated December __, 1997 (the "Agreement") by and among WGB, FAC and Frederick. I have been requested to render this opinion pursuant to Section 7.8(iv) of the Agreement. Capitalized terms used herein shall have the meaning attributed to them in the Agreement unless otherwise defined herein.

      In rendering the opinions set forth below, I have examined the original, or photostatic or certified copy of such certificates, agreements, documents and other papers, and have made such inquiries and investigations of law, as I have deemed relevant and necessary for the opinions hereinafter set forth. In making such examination, I have assumed the legal capacity of all natural persons, the genuiness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all non-original documents submitted to me as certified, photostatic, facsimile or conformed copies or reproductions thereof. As to matters of fact material to the opinions expressed herein, I have performed such investigation as I have deemed necessary.

      For purposes of this opinion, I have assumed with your permission and without investigation: (a) all documents executed by any person or entity in connection with the Agreement, other than those delivered by WGB, constitute the legal, valid and binding obligations of, and are enforceable against all such persons or entities; (b) the due and proper authorization, execution, acknowledgement and delivery of the Agreement by the

Board of Directors
Frederick Brewing Co.
Page 2

respective parties thereto, other than WGB; (c) that Frederick and FAC are duly organized, validly existing and in good standing under the laws of the State of Maryland; (d) that Frederick and FAC have full power, authority and legal right under the laws of the State of Maryland to execute and deliver the Agreement and to consummate the transactions contemplated thereby; and (e) the authenticity and genuineness of the signatures to all documents.

      Each of the opinions hereinafter expressed is subject to the following further qualifications, whether or not such opinions refer to such qualifications:

      (1) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, conservatorship or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally; and,

      (2) limitations imposed by general principles of equity and the discretion of the court (including with respect to specific performance and other forms of injunctive relief) and the requirement that rights and remedies be exercised in good faith and in a commercially reasonable manner.

      Based upon and subject to the foregoing, it is my opinion that:

      (1) WGB is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the full corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate the property and the assets that it now owns, leases and operates and to execute, deliver and perform the Agreement and the transactions contemplated thereby.

      (2) The authorized capital stock of WGB consists of fifty thousand (50,000) shares of WGB Common Stock and fifty thousand (50,000) shares of WGB Preferred Stock. As of the date hereof, ten thousand (10,000) shares of WGB Common Stock are issued and outstanding and are owned of record by 29 stockholders and fifty thousand (50,000) shares of WGB Preferred Stock are issued and outstanding and are owned of record by 27 stockholders. All of the outstanding shares of WGB Common Stock and WGB Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of WGB Common Stock or WGB Preferred Stock has been issued in violation of any law, regulation or policy of any governmental authority, the WGB Articles of Incorporation, Bylaws, the terms of any agreement to which WGB is a party or is bound and the shareholders of WGB have no preemptive rights with respect to any shares of capital stock of WGB. There are no Rights authorized, issued or outstanding with respect to the WGB Common Stock or the WGB Preferred Stock.

Board of Directors
Frederick Brewing Co.
Page 3

      (3) The execution, delivery and performance of the Agreement and the transactions contemplated thereby by WGB has been duly and effectively authorized by all necessary corporate action, and the Agreement is a valid, legally binding and enforceable obligation of WGB in accordance with its terms.

      (4) The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby by WGB will not: (i) violate any provision of WGB's Articles of Incorporation or bylaws; (ii) violate, conflict with or otherwise give WGB or any other contracting party the right to terminate or constitute (or with notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of WGB's properties or assets under (a) any statute or law or (b) any judgment, decree, order, award, writ, injunction, regulation or rule of any court, arbitrator or Governmental Authority, or (c) any material note, bond, mortgage, indenture, deed of trust, license, lease, instrument, contract, commitment, franchise, permit, understanding, arrangement, agreement or restriction of any kind or character; or (iii) violate any statute, law or regulation as such statute, law or regulation relates to WGB; or (iv) result in the creation of any adverse claim on the properties or assets of WGB thereunder.

      (5) There are no claims, actions, suits, proceedings, grievances, arbitrations, investigations or inquiries pending or threatened, at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, arbitrator(s), agency, instrumentality or authority by or against WGB that: (i) restrains or prohibits or that may restrain or prohibit, or otherwise affect, the Agreement, the Merger or consummation of the transactions contemplated thereby; or (ii) affect or might affect the business, operations, condition (financial or otherwise), liabilities, assets or earnings of WGB. WGB is not subject to any judgment, arbitration award, order or decree except as scheduled on the Agreement. There are no petitions pending by, against or on behalf of WGB under any applicable bankruptcy or insolvency laws.

      (6) WGB in the past has complied, and presently is in compliance, with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all Governmental Authorities (federal, state, local, or otherwise) (collectively, "Laws"), including, but not limited to, all Laws relating to the safe conduct of business and environmental protection and conservation, and any applicable labor, trade, health, sanitation, fire, safety, labor, zoning and building laws and ordinances, as well as all criminal laws, and WGB has not received notification of any asserted present or past failure to so comply.

Board of Directors
Frederick Brewing Co.
Page 4

      (7) WGB has in effect all federal, state, local, or other governmental approvals, authorizations, certifications, filings, franchises, licenses, notices, permits, registrations, variances and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit.

      (8) As of the date hereof, WGB has obtained all necessary consents or approvals from the stockholders of WGB, all lessors of WGB and other third parties, including Signet Bank, and the approval of all Governmental Authorities in order to permit WGB to consummate the Agreement in accordance with the terms and conditions thereof. No other consents or approvals are necessary to permit WGB to consummate the Agreement in accordance with the terms and conditions thereof.

      (9) WGB is not a party or bound by any contract with, does business with or has any obligations or liabilities to any stockholder of WGB or any of their affiliates or associates.

      The opinions given herein are as of the date hereof. This opinion is rendered solely for the benefit of the addressees in connection with the closing of the matters contemplated by the Agreement and may not, without my prior written consent, be copied, distributed to, relied upon in any manner, or used by any other person or for any other purpose.

                               Very truly yours,



                               -----------------------------------
                               Paul S. Blumenthal